                                                          NEW ENGLAND VARIABLE
                                                          LIFE INSURANCE COMPANY

--------------------------------------------------------------------------------
Variable Life Policy

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                INSURED 1        INSURED 2
                JOHN ALDEN       PRISCILLA ALDEN

                POLICY NUMBER
                Specimen

                PLAN
                Modified Single Premium Variable Survivorship Life


--------------------------------------------------------------------------------

NEW ENGLAND VARIABLE LIFE INSURANCE COMPANY Agrees to pay THE DEATH BENEFIT OF THIS POLICY TO THE BENEFICIARY ON RECEIPT OF PROOF THAT THE LAST DEATH OCCURRED; AND to provide THE OTHER RIGHTS AND BENEFITS OF THE POLICY.

These agreements are subject to all of the provisions of the Policy.

Signed on the Date of Issue
for the Company at its
Administrative Office,
501 Boylston Street
Boston, MA 02117


Robert A. Shafto
President


H. James Wilson
Secretary


MODIFIED SINGLE PREMIUM VARIABLE SURVIVORSHIP LIFE POLICY
 .  The death proceeds are payable when the Last Death occurs, if the Policy is in force.
 .  Additional Payments can be made. (See Section 8.)
 .  The Policy does not share in dividends.

THE DEATH BENEFIT ON THE POLICY DATE WILL BE EQUAL TO THE AMOUNT SHOWN IN
SECTION 1. THEREAFTER, THE DEATH BENEFIT CAN VARY FROM DAY TO DAY. IT CAN INCREASE OR DECREASE, DEPENDING ON SEPARATE INVESTMENT ACCOUNT PERFORMANCE; BUT IT WILL NOT BE LESS THAN THE MINIMUM GUARANTEED DEATH BENEFIT FOR THE POLICY. SEE SECTION 7.

THE CASH VALUE OF THIS POLICY CAN VARY FROM DAY TO DAY. IT CAN INCREASE OR DECREASE, DEPENDING ON SEPARATE INVESTMENT ACCOUNT PERFORMANCE. SEE SECTION 11.

PLEASE READ YOUR POLICY CAREFULLY

This Policy is a legal Contract between you and the Company.

RIGHT TO RETURN THE POLICY WHEN THIS POLICY IS ISSUED YOU SHOULD EXAMINE IT. YOU CAN RETURN THE POLICY TO THE COMPANY OR ITS AGENT FOR ANY REASON WITHIN 10 DAYS AFTER YOU RECEIVE IT FROM THE COMPANY. IF YOU RETURN THE POLICY: AN AMOUNT EQUAL TO ANY PREMIUM PAID WILL BE REFUNDED TO YOU; AND THE POLICY WILL BE CANCELLED FROM THE START.

--------------------------------------------------------------------------------
NEV-11

--------------------------------------------------------------------------------
Policy Provisions
Section
      1    Policy Schedule
      2    Table of Guaranteed Maximum
           Cost of Insurance Rates Per $1,000
      3    Table of Net Single Premiums
      4    Accounts Available
      5    Contract
      6    The Variable Account
      7    Death Benefit
      8    Premiums
      9    Monthly Deduction
     10    Reinstatement After Lapse
     11    Cash Value of the Policy
     12    Surrender of the Policy
     13    Policy Loans
     14    Exchange of Policy
     15    Owner and Beneficiary
     16    Payment of Benefits
     17    Payment Options
     18    Life Income Tables
      .    Riders, if any
      .    Amendments and Endorsements
      .    Copy of the Application



Alphabetical Guide
Section
       4   Accounts
       8   Additional Payments
     1,5   Age of Insured
      15   Assignments
      15   Beneficiary
      16   Benefits, Payment of
      11   Cash Value
       5   Claims of Creditors
       5   Contestable
       5   Contract
     1,5   Date of Issue
     1,5   Date, Policy
       7   Death Benefit
      14   Exchange of Policy
       1   Face Amount
      12   Full Surrender
       9   Grace Period
       2   Insurance Rates
      11   Investment Return
       5   Last Death
   17,18   Life Income Options
      18   Life Income Tables
       1   Loan Interest Rate
      13   Loans, Policy
       7   Minimum Guaranteed Death Benefit
       9   Monthly Deduction
       8   Net Additional Payments
      11   Net Cash Value
       3   Net Single Premiums
      15   Owner
      12   Partial Surrender
      17   Payment Options
       5   Periodic Reports
      13   Policy Loan Balance
       5   Postponement of Payments
       8   Premiums
      10   Reinstatement
       1   Schedule, Policy
       6   Sub-Accounts
       5   Suicide
    1,12   Surrender Charge
      12   Surrender of the Policy
       6   Variable Account


--------------------------------------------------------------------------------
NEV-11

                                                    NEW ENGLAND VARIABLE
                                                    LIFE INSURANCE COMPANY

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1.  Policy Schedule                                 OWNER AND BENEFICIARY
                                                    As named in the Application
                                                    or as later  changed.
                                                    See the Owner and
                                                    Beneficiary  Section
                                                    of the Policy.

--------------------------------------------------------------------------------

POLICY NUMBER      INSURED 1 AGE   INSURED 1 SEX   INSURED 2 AGE   INSURED 2 SEX
Specimen           35              Male            35              Female


POLICY DATE        DATE OF ISSUE                                   Joint Equal AGE
January 1, 1996    January 1, 1996                                 35


POLICY LOAN INTEREST RATE
6%
--------------------------------------------------------------------------------------
SCHEDULE OF BENEFITS

--------------------------------------------------------------------------------------

Modified Single Premium Variable Survivorship Life
 Face Amount (Minimum Guaranteed Death Benefit)   $10,000
 Initial Death Benefit                            $54,959
--------------------------------------------------------------------------------------
SCHEDULE OF PREMIUMS

--------------------------------------------------------------------------------------

Initial Premium                                   $10,000

--------------------------------------------------------------------------------------
SCHEDULE OF CHARGES

--------------------------------------------------------------------------------------

 .  Maximum Monthly Charges Based on Cash Value
   .  Maximum Sales Charge                       1/12 of .40% for 10 years
   .  Maximum Administrative Charge              1/12 of .35% in all years
   .  Maximum Premium Tax Charge                 1/12 of .25% for 10 years
   .  Maximum Mortality and Expense Risk         1/12 of .90% in all years
      Charge

 .  Maximum Monthly Cost of Insurance Charge      See Section 2.
 .  Maximum Monthly Maintenance Charge            $2.50 until the total of the initial
                                                 premium plus all Additional Payments
                                                 is at least equal to $50,000
 .  Maximum Premium Expense Charge for            9% of Payment
   Additional Payments


--------------------------------------------------------------------------------------

H. James Wilson

   Secretary

                                                     NEW ENGLAND VARIABLE
                                                     LIFE INSURANCE COMPANY

-------------------------------------------------------------------------------
1.  Policy Schedule (Second Page)                    OWNER AND BENEFICIARY
                                                     As named in the Application
                                                     or as later  changed.
                                                     See the Owner and
                                                     Beneficiary  Section
                                                     of the Policy.

--------------------------------------------------------------------------------

POLICY NUMBER    INSURED 1 AGE   INSURED 1 SEX   INSURED 2 AGE   INSURED  2 SEX
Specimen         35              Male            35              Female

POLICY DATE      Date of Issue                                   JOINT EQUAL AGE
January 1, 1996  January 1, 1996                                 35

POLICY LOAN INTEREST RATE
6%
--------------------------------------------------------------------------------
SCHEDULE OF CHARGES (Continued)

--------------------------------------------------------------------------------

 . Surrender Charge: The initial premium is subject to a Surrender Charge for 9 years (see Section 12).


                      During Year            Charge
                           1                   8.0%
                           2                   8.0
                           3                   7.0
                           4                   6.0
                           5                   5.0

                           6                   4.0
                           7                   3.0
                           8                   2.0
                           9                   1.0
                           10                  0



--------------------------------------------------------------------------------
H. James Wilson

   Secretary

                                                        NEW ENGLAND VARIABLE
                                                        LIFE INSURANCE COMPANY

--------------------------------------------------------------------------------
2.  Table of Guaranteed Maximum Cost of Insurance Rates per $1,000
    Based on the 1980 CSO Smoker Table

--------------------------------------------------------------------------------

    POLICY NUMBER
    Specimen

--------------------------------------------------------------------------------

  POLICY YEAR            MONTHLY RATE            POLICY YEAR      MONTHLY RATE
       1                   0.0005                    34             1.4354
       2                   0.0015                    35             1.6251
       3                   0.0028                    36             1.8429
       4                   0.0045                    37             2.1019
       5                   0.0066                    38             2.4097
       6                   0.0093                    39             2.7705
       7                   0.0126                    40             3.1850
       8                   0.0166                    41             3.6474
       9                   0.0215                    42             4.1481
       10                  0.0272                    43             4.6795
       11                  0.0341                    44             5.2445
       12                  0.0421                    45             5.8568
       13                  0.0514                    46             6.5343
       14                  0.0624                    47             7.2932
       15                  0.0752                    48             8.1462
       16                  0.0903                    49             9.1093
       17                  0.1081                    50            10.1455
       18                  0.1293                    51            11.2350
       19                  0.1545                    52            12.3639
       20                  0.1836                    53            13.5319
       21                  0.2170                    54            14.7443
       22                  0.2545                    55            15.9880
       23                  0.2959                    56            17.3320
       24                  0.3416                    57            18.7629
       25                  0.3930                    58            20.3521
       26                  0.4527                    59            22.2335
       27                  0.5233                    60            24.7419
       28                  0.6085                    61            28.5011
       29                  0.7102                    62            34.5389
       30                  0.8283                    63            44.7909
       31                  0.9611                    64            62.0017
       32                  1.1076                    65            83.3333
       33                  1.2649                 Thereafter             0

--------------------------------------------------------------------------------

H. James Wilson

   Secretary

                                                          NEW ENGLAND VARIABLE
                                                          LIFE INSURANCE COMPANY

--------------------------------------------------------------------------------
3.   Table of Net Single Premiums

--------------------------------------------------------------------------------

     POLICY NUMBER
     Specimen

-------------------------------------------------------------------------------

The Table below shows the rate for the policy month which starts on the Policy Date or a policy anniversary. The rates during each policy month reflect elapsed time. See Section 7.

                         NET SINGLE PREMIUMS PER $1.00

       POLICY MONTH        MONTHLY RATE      POLICY MONTH     MONTHLY RATE
             1              $0.18195              34            $0.59047
             2               0.18923              35             0.60701
             3               0.19678              36             0.62359
             4               0.20462              37             0.64018
             5               0.21277              38             0.65666
             6               0.22121              39             0.67295
             7               0.22997              40             0.68892
             8               0.23905              41             0.70449
             9               0.24846              42             0.71959
            10               0.25821              43             0.73424
            11               0.26829              44             0.74847
            12               0.27872              45             0.76230
            13               0.28950              46             0.77575
            14               0.30064              47             0.78879
            15               0.31213              48             0.80137
            16               0.32399              49             0.81340
            17               0.33621              50             0.82480
            18               0.34879              51             0.83555
            19               0.36173              52             0.84572
            20               0.37500              53             0.85539
            21               0.38862              54             0.86468
            22               0.40256              55             0.87370
            23               0.41682              56             0.88264
            24               0.43141              57             0.89162
            25               0.44632              58             0.90086
            26               0.46155              59             0.91063
            27               0.47708              60             0.92116
            28               0.49286              61             0.93258
            29               0.50885              62             0.94477
            30               0.52501              63             0.95734
            31               0.54127              64             0.96940
            32               0.55760              65             0.97904
            33               0.57400           Thereafter        1.00000

--------------------------------------------------------------------------------

H. James Wilson

   Secretary

                                                         NEW ENGLAND VARIABLE
                                                         LIFE INSURANCE COMPANY

--------------------------------------------------------------------------------
4.  Sub-accounts Available on 1/1/96

--------------------------------------------------------------------------------

    POLICY NUMBER
    Specimen

--------------------------------------------------------------------------------

       Back Bay Advisors Money Market
       Back Bay Advisors Bond Income
       Back Bay Advisors Managed
       Westpeak Stock Index
       Westpeak Value Growth
       Loomis Sayles Avanti Growth
       Loomis Sayles Balanced
       Loomis Sayles Small Cap
       Draycott International Equity
       Salomon Brothers U.S. Government Bond
       Salomon Brothers Strategic Bond Opportunities
       Venture Value
       Alger Equity Growth

-------------------------------------------------------------------------------

H. John Wilson

   Secretary

--------------------------------------------------------------------------------

5.  Contract


THE CONTRACT

This Policy is a legal contract between the Owner of the Policy (called "you") and New England Variable Life Insurance Company, a Delaware corporation, (called "the Company"). The Policy, which includes the attached Application, is the entire contract between you and the Company. All riders are listed in Section
1. A change in or waiver of the provisions of the Policy must be signed by the President or the Secretary of the Company to be valid.


PAYMENTS UNDER THE CONTRACT
All contract amounts are in dollars of the United States of America. Payments by the Company under the contract will be made at the Administrative Office of the Company. The obligations of the Company are subject to all payments made and actions taken by the Company under the Policy before receipt by the Company at its Administrative Office of proof of death of both Insureds.


DATES
Policy years, months and anniversaries are all measured from the Policy Date. Contestable and suicide periods start on the Date of Issue. The Policy Date and the Date of Issue are shown in Section 1.


LAST DEATH
The Last Death is the later of: the death of Insured 1; and the death of Insured 2.


NOT CONTESTABLE AFTER TWO YEARS
Insurance is issued by the Company in reliance on the statements made in the Application for the insurance. Those statements are representations; they are not warranties. No statement can be used to contest or rescind insurance or to defend against a claim unless contained in the Application for the insurance. The insurance issued under this Policy will not be contestable after it has been in force during the life of the Insured:


 .   With respect to the amount of Death Benefit which results from the initial premium for two years from the Date of Issue; and

 .   With respect to any amount of Death Benefit which results from an Additional
    Payment for which proof of insurability is required, for two years from the date that Payment is received.



SUICIDE WITHIN TWO YEARS
If either of the Insureds die by suicide while sane or insane within two years from the Date of Issue, the Death Benefit will be limited to: the amount of the initial premium; plus any Additional Payments made; less any Policy Loan Balance ; and less any partial surrenders. The Policy will terminate as of the first death by suicide.

Within 60 days after the first death by suicide, the Owner can purchase new life insurance on an Eligible Insured without evidence of insurability. For purposes of this provision, an Eligible Insured is a surviving Insured on whom the Company would have issued a single life policy on the Policy Date of this Policy. The new policy will be issued:

 .   On a plan of single life variable insurance agreed to and issued by the
    Company on the Policy Date of the new policy, if the issue age on the new policy is age 75 or younger;

 .   On a single life Ordinary Life plan with a level face amount issued by
    England Mutual Life Insurance Company on the Policy Date of the new policy, if the issue age on the new policy is greater than 75;

 .   On a policy form and at rates in use on the Policy Date by the company issuing the new policy;

 .   Subject to any assignments and limitations to which this Policy is subject;

 .   With a Policy Date and Date of Issue the same as the date of the first death by suicide under this Policy;

 .   Based on the underwriting class to which the Eligible Insured was assigned by the Company on the Policy Date of this Policy;

 .   At the age of the Eligible Insured; and

 .   With a Face Amount equal to the Face Amount of this Policy plus the amount of any single life term rider for the Eligible Insured under this Policy.

Riders can be added to the new policy only with the consent of the company issuing the new policy. Application for the new policy must be: in writing; signed by the Owner and by the Eligible Insured; and received by the company issuing the new policy within 60 days after the date of the first death by suicide. However, a death benefit for the Eligible Insured's death will be paid as if the new policy had been issued: if that Insured dies within this 60 day period; and before the application for a new policy is received by the company issuing the new policy; and if the new policy is a variable life policy, assuming all premiums for the new policy were allocated to the Money Market sub-account and the death benefit option in effect would result in the smallest amount of death proceeds.

NOTIFICATION OF FIRST DEATH
The Company should be notified immediately when the first death occurs. Even if the Company continues to accept payments made after the first death, the Company retains the right: to contest the Policy under the Not Contestable After Two Years provision; or to limit benefits and terminate the Policy under the Suicide Within Two Years provision.

AGE OF INSURED
The age of an Insured on the Policy Date and on each policy anniversary means the age at the last birthday of that Insured.

If the age or sex of either of the Insureds has not been correctly stated in the Application, the Death Benefit will be the amount that the most recent Monthly Deduction which was made would have provided for the correct age and sex.

JOINT EQUAL AGE
The Joint Equal Age on the Policy Date and on policy anniversaries reflects the age of each Insured. If an Insured has died, the age of that Insured will be the age he or she would have been if he or she was still alive. Therefore, the death of one Insured will not impact the Joint Equal Age. Between anniversaries, joint equal age means joint equal age on the last anniversary plus elapsed time.

CLAIMS OF CREDITORS
The Policy and payments under it are exempt from the claims of creditors to the extent allowed by law.

BASIS OF VALUES
"1980 CSO" means Commissioners 1980 Standard Ordinary; it is used to describe mortality tables. Minimum Cash Values, Reserves and Guaranteed Insurance Factors are based on the mortality table shown in Section 2. Interest is compounded daily at the effective rate of 4% per year. A detailed statement of the method of computing values has been filed, where required, with the Insurance Department of the state in which the Policy is delivered. All values are equal to or in excess of the minimum values required by the law of that state.

PERIODIC REPORTS
The Company will send you all reports required by law and regulation. Such reports will be sent at least once each year or more often if required by law or regulation. The annual report will include, as of the date for which the report is made: the Death Benefit; the Cash Value; any Policy Loan Balance; and any other information required by law or regulation.

POLICY ILLUSTRATION OF BENEFITS AND VALUES
Upon written request the Company will send you a policy illustration which will illustrate benefits and values under the Policy.

POSTPONEMENT OF VARIABLE BENEFITS
Except for a Policy Loan that will be used to pay premiums on policies issued by the Company, the Company can postpone the determination of and the payment or transfer of amounts based on separate investment account performance if:

 .   The New York Stock Exchange is closed for trading (except for normal weekend and holiday closing) or when trading is restricted; or

 .   The Securities and Exchange Commission determines that a state of emergency exists which may make payment or transfer impractical; or

 .   The Securities and Exchange Commission orders the Variable Account or orders the New England Zenith Fund or its successor or any other investment company in which the Variable Account is invested to postpone payment or transfer of variable benefits.

--------------------------------------------------------------------------------
6.  The Variable Account

THE VARIABLE ACCOUNT
The Variable Account (called "the Account") is a separate investment account established by the Company in accordance with Delaware law. The assets of the Account are owned by the Company. The assets of the Account will be used to provide values and benefits under this Policy and similar policies. The portion of the Account assets equal to the reserves plus other policy liabilities of the Account is not chargeable with liabilities arising out of any other business the Company may conduct. The Company reserves the right to transfer to its general account Variable Account assets which exceed the total of reserves and other liabilities of the Account. Income and realized and unrealized capital gains and losses of the Account are credited to the Account without regard to any of the Company's other income or capital gains and losses.

SUB-ACCOUNTS
The Account consists of sub-accounts, each of which is invested in shares of one portfolio of the New England Zenith Fund or its successor or any other investment company in which the Account is invested. Shares of a portfolio are purchased for a sub-account at their net asset value.

The Policy's first investment is made in the Money Market sub-account as of the latest of:

 .   The Policy Date;

 .   The date of the last Part II of the Application, if any is required; and

 .   The date the initial premium is received by the Company.

The Policy's Cash Value will be transferred, based on your choice, to the sub-accounts 15 days after the Company mails the Confirmation for the initial premium. Before this transfer, the values and benefits of the Policy will depend on the net investment performance of the Money Market sub-account. After this transfer each Net Additional Payment allocated to the Account will be invested as of the date it is received by the Company at its Administrative Office in the sub-accounts you chose.

Each distribution of income, dividends and capital gains from a portfolio to a sub-account will be reinvested for the benefit of the owners of the policies in that sub-account at net asset value in shares of the portfolio which made the distribution.

The Cash Value of the Policy at any time cannot be allocated among more than 10 sub-accounts, except with the consent of the Company.

The values and benefits of a policy depend on the investment performance of the portfolios in which the sub-accounts are invested. The Company does not guarantee the investment performance of the portfolios of the sub-accounts. You bear the investment risk for amounts invested in the sub-accounts for your Policy.

CHOICE OF SUB-ACCOUNTS
You choose the sub-accounts in which the initial premium and Net Additional Payments are to be invested. You can change the choice for future Net Additional Payments at any time by notice to the Company. The change will be effective as of the date the request is received by the Company at its Administrative Office. The portion of the initial premium and the Net Additional Payments to be applied to each sub-account chosen must be a whole percent not less than 10.

See Section 4. Also, the portfolios are listed in the then current prospectus for the Account.

CHANGE IN PORTFOLIOS
The Company can add or remove portfolios as sub-account investments as permitted by law. When a change is made, the Company will send you: a revised prospectus for the Account which will describe all of the portfolios then available in the New England Zenith Fund or its successor or any other investment company in which the Account is invested; and any notice required by law.

When a portfolio is removed, the Company has the right to substitute a different portfolio in which the sub-account will then invest:

 .   The value of the removed portfolio; and

 .   Future Net Additional Payments applied to that sub-account.

TRANSFER OPTION
You can transfer all or a portion of the Policy's existing share of a sub-account to another sub-account, subject to the Company's published maximum for transfers after 15 days from the date the Company mails the Confirmation for the initial premium. Requests for transfers can be made in writing or by telephone. The Company is not responsible for determining the authenticity of transfer instructions received by telephone. The Company will send you a confirmation of any transfers made. Except with the consent of the Company, transfers will be subject to a limit of 4 in each policy year and must be at least $100.

CHANGE OF INVESTMENT POLICY
The investment policy of the Account will not be changed unless: (a) the change has been approved by the Insurance Commissioner of the state of Delaware; and
(b) a statement of the approval process has been filed with the Insurance Department of the state in which this Policy is delivered, if required. If the investment policy of the Account is changed, the Company will give you written notice of the change. You can then choose to convert this Policy to fixed benefit coverage. The conversion will be on the same basis as that described in the Exchange of Policy section. (See Section 14.) Your request to convert this Policy must be made within 60 days of the later of: (a) the effective date of the investment policy change; or (b) the date you receive the notice of the change.


RIGHTS RESERVED BY THE COMPANY
The Company reserves the right to take certain actions subject to compliance with law including, if required, the approval of the owners of the policies. These actions are: (a) to create new investment accounts; (b) to combine any two or more separate investment accounts, including the Account; (c) to invest some or all of the assets of the Account other than in the New England Zenith Fund;
(d) to invest some or all of the assets of the Account in any other investment company chosen by New England Variable Life Insurance Company; (e) to remove a portfolio in which the sub-account is invested or to substitute a different portfolio; (f) to operate the Account as a management investment company and to charge investment advisory fees under the Investment Company Act of 1940 or to operate the Account in any other form permitted by law; and (g) to deregister the Account under the Investment Company Act of 1940 if registration is no longer required.

--------------------------------------------------------------------------------
7.  Death Benefit


DEATH BENEFIT
The Company will pay a Death Benefit to the Beneficiary upon receipt of proof that the Last Death occurred. The amount of the Death Benefit will be calculated as of the date of the Last Death. The amount payable will be reduced by: any Policy Loan Balance; and by an amount to cover Monthly Deductions to the date of the Last Death. The policy proceeds will be paid in one sum unless all or part of the proceeds is applied to a Payment Option. (See Payment of Benefits,
Section 16.)

The Death Benefit is equal to the greater of:

 .   The Minimum Guaranteed Death Benefit (see below); and

 .   The Cash Value of the Policy divided by the Net Single Premium. (See Section
    3.)


MINIMUM GUARANTEED DEATH BENEFIT
On the Policy Date, the Minimum Guaranteed Death Benefit is equal to the initial premium shown in Section 1. Thereafter, the Minimum Guaranteed Death Benefit will be: increased by each Additional Payment made; and decreased when any Cash Value is surrendered. The reduction at the time of a partial surrender will be based on the ratio of the Cash Value after the surrender to the Cash Value before the surrender.

Also, at the end of the last day of the fifth policy year and every five years thereafter, until the Joint Equal Age is 75, the Minimum Guaranteed Death Benefit will be recalculated. On each of these days the Minimum Guaranteed Death Benefit is equal to the greater of: the Minimum Guaranteed Death Benefit before the recalculation; and the Cash Value on the date of recalculation.



8.  Premiums


PAYMENT
The initial premium is payment made to the Company to pay for the Policy. The Policy will not be in force until the initial premium is paid. After the first policy year, Additional Payments can be made. Payments can be made at the Administrative Office of the Company or at any Agency of the Company. A receipt for payment signed by the Secretary of the Company will be given on request. The Company will send you a Confirmation of the initial premium and of any Additional Payments.

Unless you request otherwise in writing to the Company, any payment received by the Company when a Policy Loan exists on the Policy will be used: first, as payment of the loan interest due; second, as a repayment of the Policy Loan; and third, as an Additional Payment, subject to the limits stated below.

Cash Values and Death Benefits will be permanently affected by the amount of the initial premium and the amount of any Additional Payments.


ADDITIONAL PAYMENTS
Additional Payments can be made after the first policy year. Except as stated in the Grace Period provision (see Section 9), no Additional Payments can be made at and after age 100. Unless the Company consents otherwise, Additional Payments are subject to the following limits:


 .   No Additional Payment can be less than $1,000;

 .   Only one Additional Payment can be made in any policy year; and

 .   No Additional Payment can be made if it increases the Death Benefit by more than it increases the Cash Value, except with evidence of insurability and the consent of the Company.

The Maximum Premium Tax Charge rate will be reduced to reflect the increase in Cash Value as a result of any Additional Payment.

This Policy is intended to qualify as a flexible premium life insurance contract under the Internal Revenue Code and any interpretive regulation or rulings by the Internal Revenue Service.


NET ADDITIONAL PAYMENTS
Each Net Additional Payment is equal to: the Additional Payment; less no more than the Maximum Premium Expense Charge for
Additional Payments shown in Section 1.

--------------------------------------------------------------------------------
9.  Monthly Deduction

MONTHLY DEDUCTION
The Company will make a Monthly Deduction from the Cash Value of this Policy on the last day of each policy month. (See Monthly Deduction Adjustment below.) The amount of the Monthly Deduction for a policy month is equal to:

 .   The cost of insurance for the policy month;

       PLUS

 .   An amount not greater than: the Cash Value of the Policy at the end of the last day of the policy month; times the Maximum Monthly Charges Based on Cash Value shown in Section 1;

       PLUS

 .   An amount not greater than the Maximum Monthly Maintenance Charge shown in
    Section 1;

       PLUS

 .   The cost of any riders for the policy month.

The Monthly Deduction will be made as long as the Net Cash Value is enough to cover the entire Monthly Deduction. If a Policy Loan Balance exists and the Net Cash Value is not enough to cover the entire Monthly Deduction, the grace period will begin. (See the Grace Period provision below and Section 13.) This provision will not continue any rider beyond the termination date as provided in the rider.

The Monthly Deduction will be deducted in the same proportion as the Cash Value of the Policy is in the sub-accounts.


COST OF INSURANCE
The maximum monthly cost of insurance for the Policy is equal to: the Amount at Risk; times the cost of insurance rate per $1,000 for that month divided by 1,000. The Amount at Risk is equal to:

 .   The Death Benefit on the first day of the policy month;

       LESS

 .  The Cash Value on the first day of the policy month, accumulated with interest to the end of the month at the monthly equivalent of 4% per year;
       LESS
   The maximum monthly cost of insurance.

COST OF INSURANCE RATES
The cost of insurance rates will be based on the expectations of the Company as to future experience with regard to investment earnings, mortality, expenses and lapse rates.

The Table of Guaranteed Maximum Cost of Insurance Rates per $1,000 (see Section
2) shows the maximum guaranteed rate for each policy month which starts on the Policy Date or a policy anniversary. The rates between anniversaries vary monthly based on the assumption of uniform distribution of deaths throughout the policy year. The Maximum Guaranteed Cost of Insurance Rates for each policy year are based on the sexes, the underwriting classes and the ages of the Insureds on the first day of the policy year.

MONTHLY DEDUCTION ADJUSTMENT
If the Policy is partially or fully surrendered, a Monthly Deduction to the date of surrender will be deducted from the surrender proceeds (See Section 12.) If policy proceeds become payable, a Monthly Deduction to the date of the Last Death will be deducted from the policy proceeds. (See Section 7.)

GRACE PERIOD
If a Policy Loan Balance exists and the Net Cash Value is not enough to cover the entire Monthly Deduction for that month, the Company will mail a notice to you and any assignee at the addresses on record with the Company. There is a grace period of 62 days from the date when the Monthly Deduction was due in which to make an Additional Payment large enough to permit the Monthly Deduction to be made. The insurance remains in force during the grace period. If the Additional Payment remains unpaid at the end of its 62-day grace period, the Policy will lapse without value. Any riders will also lapse without value unless otherwise stated in the rider.

--------------------------------------------------------------------------------
10.  Reinstatement After Lapse

REINSTATEMENT
If the Policy lapses, the Policy and riders can be reinstated. (See Limitations on Reinstatement below.) Reinstatement is subject to:

 .   Written application to reinstate;

 .   Proof that both Insureds are insurable in the same underwriting class as this Policy, except with the consent of the Company;

 .   Payment of an Additional Payment (see Section 8) large enough to keep the Policy and any riders in force for at least three months; and

 .   Payment or reinstatement of any Policy Loan Balance which existed on the date when the Policy lapsed.


LIMITATIONS ON REINSTATEMENT
The Policy and riders cannot be reinstated, except with the consent of the Company, if more than seven years have passed since the date of lapse.

Any rider which provides life or disability insurance on a person other than the Insureds can be reinstated only as stated in the rider.


EFFECTIVE DATE OF REINSTATEMENT
Reinstatement will take effect: only if the application for reinstatement is approved by the Company; and only when the Additional Payment for reinstatement has been paid, provided that at the time of payment there has been no change in insurability as represented in the application for reinstatement.


SURRENDER CHARGE AT AND AFTER REINSTATEMENT
If a Surrender Charge was applied when the Policy lapsed, and if the Policy is later reinstated, the Surrender Charge will be credited to the Cash Value of the Policy. The Surrender Charge on the date of reinstatement will be the same as it was on the date of lapse. For the purpose of determining the Surrender Charge on any date after reinstatement, the period the Policy was lapsed will not count.


MAXIMUM MONTHLY CHARGES AFTER REINSTATEMENT
For the purpose of determining the Maximum Sales Charge and the Maximum Premium Tax Charge on any date after reinstatement, the period the Policy was lapsed will not count.



MINIMUM GUARANTEED DEATH BENEFIT AFTER REINSTATEMENT
For the purpose of determining the dates on which the Minimum Guaranteed Death Benefit will be recalculated, the period the Policy was lapsed will count. If the Minimum Guaranteed Death Benefit would have been recalculated during the period which the Policy was lapsed, it will be recalculated upon reinstatement.

--------------------------------------------------------------------------------
11.  Cash Value of the Policy

CASH VALUE
The initial premium will be credited to the Policy as of the latest of:

 .   The Policy Date;

 .   The date of the last Part II of the Application for the Policy, if any is required; and

 .   The date the initial premium is received by the Company.

Each future Net Additional Payment will be credited to the Cash Value as of the date it is received by the Company.

The Cash Value of the Policy will depend on the net investment performance of the Money Market sub-account until 15 days after the Company mails the Confirmation for the initial premium. Thereafter, the Cash Value of the Policy is equal to:

 .   The Policy's share of the chosen sub-accounts;

                PLUS

 .   The amount of any assets transferred to the general account of the
    Company because of Policy Loans; plus any interest earned on those assets which has not been transferred to the sub-accounts. (See Section 13.)

The amount of the Cash Value depends on: the amount of the initial premium; the amount of Net Additional Payments ; investment performance of the chosen sub-accounts; Monthly Deductions; partial surrenders; transfers among sub-accounts; and Policy Loans. The Cash Value can increase or decrease on a daily basis, depending on the actual investment performance of the chosen sub-accounts. (See Actual Investment Return below.)

The Cash Value of the Policy is not increased by the cash value of any rider, unless stated in the rider.


NET CASH VALUE
The Net Cash Value is equal to:

 .   The Cash Value of the Policy

       LESS

 .   Any Policy Loan Balance;

       LESS

The Surrender Charge that would apply upon surrender, whether or not there is a surrender. (See Sections 1 and 12.)

ACTUAL INVESTMENT RETURN
The Policy has an Actual Investment Return for each Valuation Period for its share of each chosen sub-account. The Policy's Actual Investment Return for each sub-account for each Valuation Period is equal to (a) minus (b); where:

 .   (a) is equal to the Policy's share of the sub-account as of the end of
    Valuation Period;

          PLUS

    any Monthly Deduction deducted in the Valuation Period;

          LESS

    any Net Additional Payment credited during the Valuation Period;

          PLUS

    the total amount deducted for partial surrenders made during the Valuation Period;

          LESS

    the amount of money transferred into the sub-account during the Valuation Period;

          PLUS

    the amount of money transferred out of the sub-account during the Valuation Period;

          LESS

    the portion of each loan repayment made during the Valuation Period allocated to the sub-account;

          PLUS

    the portion of each Policy Loan which was transferred from the sub-account to the general account during the Valuation Period;

          PLUS

    the interest credited during the Valuation Period to any borrowed portion of the Policy's Cash Value;

          PLUS or LESS

    a charge or credit for the Policy's share of any reserve for taxes which the Company determines to apply to the sub-account; and


 .   (b) is equal to the Policy's share of the sub-account as of the end of the most recent Valuation Period;
          PLUS or LESS

a charge or credit for the Policy's share of any reserve for taxes which the Company determines to apply to the sub-account.

------------------------------------------------------------------------------

VALUATION PERIODS AND VALUATION DATES
A Valuation Period for each sub-account is a period:

 .   Which starts on a Valuation Date; and

 .   Which ends on the next succeeding Valuation Date.

Each day the New York Stock Exchange is open for trading is a Valuation Date.

--------------------------------------------------------------------------------
12.  Surrender of the Policy


SURRENDER OF THE POLICY
You can make a partial or full surrender subject to the provisions below. Surrender proceeds will be paid to you in one sum, unless you choose in writing to apply all or part to a Payment Option. (See Payment of Benefits, Section 16.)


FULL SURRENDER
You can fully surrender the Policy at any time by notice to the Company in writing. The surrender proceeds will be equal to: the Net Cash Value; less a Monthly Deduction to the date of surrender. Upon full surrender, the Policy will be cancelled.


PARTIAL SURRENDER
You can make a partial surrender by written request to the Company any time after 15 days from the date the Company mails the Confirmation for the initial premium. In each policy year, partial surrenders will be limited, except with the consent of the Company, to: 20% of the Net Cash Value on the day the first partial surrender is made for the policy year; or, if less, the Loan Value less any Policy Loan Balance. Except with the consent of the Company: each partial surrender must be at least $500; and the Cash Value which will remain after the partial surrender must be at least $10,000.

The following amount will be equal to the surrender proceeds when a partial surrender is made:

 .   The amount of the partial Cash Value surrendered;

        LESS

 .   Any applicable Surrender Charge (See below.);

        LESS

 .   A Monthly Deduction to the date of the partial surrender.

A partial surrender will reduce the Policy's portion of the sub-accounts proportionately.

The Death Benefit of the Policy will be permanently affected by a partial surrender. The Minimum Guaranteed Death Benefit for the Policy will be reduced based on the ratio of the Cash Value after the surrender to the Cash Value before the surrender.


SURRENDER CHARGE
A Surrender Charge may apply to certain partial or full surrenders. A Surrender Charge is based on the initial premium only. The Charge will be calculated as if: the excess of the Cash Value over the sum of the initial premium paid plus any Additional Payments made is surrendered first; any Additional Payments are surrendered second; and the initial premium is surrendered last.

A portion of the Cash Value will be exempt from any Surrender Charge. The exempt amount will be the greater of:

 .   10% of the initial premium; less any partial surrenders in that policy year; and

 .   The Cash Value less: the initial premium; less any prior partial surrenders attributable to the initial premium.

The amount of the Surrender Charge depends on the policy year in which the surrender occurs and is applied at the rate shown in Section 1. In no event will the Surrender Charge plus the Sales Charge exceed 9% of the initial premium.

--------------------------------------------------------------------------------
13.  Policy Loans


POLICY LOANS
You can borrow all or part of the Loan Value of the Policy by request, in a manner satisfactory to the Company. Unless the Company consents otherwise, no request can be made until after 15 days from the date the Company mails the Confirmation for the initial premium. Policy Loans are made on the sole security of the Policy. The amount you can borrow at any time is equal to the Loan Value less any Policy Loan Balance at that time.

Unless you request otherwise, Policy Loans will reduce the Policy's share of the sub-accounts proportionately. Assets equal to the amount of the Loan:


 .   Will be transferred to the general account of the Company; and

 .   Will earn interest at the effective rate per year of not less than:
    the Policy Loan Interest Rate; less .75%

Interest earned on the assets will stay in the general account until the policy anniversary. On the policy anniversary, the interest earned during the prior year will be transferred to the Policy's share of the chosen sub-accounts proportionately.

Policy Loans, whether or not repaid, can have a permanent effect on Cash Values and Death Benefits.


LOAN VALUE
The Loan Value of the Policy is equal to 90% of the sum of the Net Cash Value of the Policy plus any Policy Loan Balance.


INTEREST ON LOANS; POLICY LOAN BALANCE
Interest will be charged on Policy Loans at the Policy Loan Interest Rate shown in Section 1. Interest accrues daily. The Policy Loan Balance at any time means Policy Loans outstanding plus interest accrued to date. Loan interest is due on the policy anniversary each year. Loan interest not paid when due will be added to the Loan and interest will be charged on it; when loan interest is added to the Loan, the Policy's share of the sub-accounts will be reduced proportionately.

REPAYMENT OF LOANS
Policy Loans can be repaid to the Company at any time in whole or in part. Unless you request otherwise, Loan repayments will be allocated to repay the Loans made against the sub-accounts in the same proportion as the Policy is invested in the sub-accounts.

A Policy Loan is a charge against the Policy. The proceeds of the Policy will be reduced by any Policy Loan Balance. If the Policy Loan Balance at any time exceeds the Cash Value of the Policy less the Surrender Charge on the current Valuation Date (called "excess Policy Loan"), the Company will mail a notice to you and to any assignee at the addresses on record with the Company. If a payment large enough to pay the excess amount is not paid to the Company within 62 days after the mailing of the notice, the Policy will lapse without value.

Unless you request otherwise, any payment received by the Company when a Policy Loan exists on the Policy will be used: first, as payment of the loan interest due; second, as a repayment of the Policy Loan; and third, as an Additional Payment, subject to the limits described in the Additional Payments provision. (See Section 8.).

--------------------------------------------------------------------------------
14.  Exchange of Policy

EXCHANGE OF POLICY
Within 24 months after its Date of Issue, you can exchange this Policy, if the Policy is in force, for a policy which provides fixed benefit insurance. The new policy will be issued:

 .   By the Company or by New England Mutual Life Insurance Company;

 .   On any plan of survivorship insurance with a level face amount issued by the Company or by New England Mutual Life Insurance Company on the Policy Date;

 .   With the same Insureds, Face Amount and Policy Date as this Policy;

 .   With the age of each Insured on the Policy Date;

 .   Based on the actual underwriting class to which each Insured was assigned by the Company on the Date of Issue of this Policy;

 .   With a rider which purchases paid-up additions issued by the Company or by
    New England Mutual Life Insurance Company on the Policy Date, if the Cash Value of this Policy is more than is required to purchase the new policy;

 .   Subject to any cost or credit and the repayment of any Policy Loan Balance;
    and

 .   Subject to any assignments of this Policy, and limitations on this Policy stated in riders.

Riders which provide benefits that are the same as those provided by riders on this Policy will be attached to the new policy, if they are available.


CHANGE COST OR CREDIT
Any change cost or credit will be quoted by the Company on request.

A detailed statement of the method of computing the change cost or credit has been filed, where required, with the Insurance Department of the state in which the Policy is delivered.

--------------------------------------------------------------------------------

15.  Owner and Beneficiary


OWNER
The Owner of the Policy is named in the Application (see copy attached); but the Owner can be changed. The new Owner will succeed to all rights of the Owner, including the right to make a further change of Owner. At the death of the Owner, his or her estate will be the Owner, unless a successor Owner has been named. In this Policy "you" means the Owner, whether the Owner is a person, a partnership, a corporation, a fiduciary or any other legal entity. The rights of the Owner will end at the Last Death, except for Payment of Benefits. (See
Section 16.)


BENEFICIARY
The Beneficiary is named in the Application (see copy attached); but the Beneficiary can be changed before the Last Death. The Beneficiary can be a person, a corporation, a partnership, a fiduciary or any other legal entity. A person must survive the last Insured to die to qualify as Beneficiary. If none survives, the proceeds will be paid to the Owner.


CHANGE OF OWNER OR BENEFICIARY
A change of Owner or Beneficiary must be in written form satisfactory to the Company, and must be dated and signed by the Owner who is making the change. The change will be subject to all payments made and actions taken by the Company under the Policy before the signed change form is received by the Company at its Administrative Office.


ASSIGNMENTS
An absolute assignment of the Policy by the Owner is a change of Owner and Beneficiary to the assignee. A collateral assignment of the Policy by the Owner is not a change of Owner or Beneficiary; but their rights will be subject to the terms of the assignment, except that the rights of an irrevocable beneficiary named before the assignment are not subordinate to those of the assignee. Assignments will be subject to all payments made and actions taken by the Company before a signed copy of the assignment form is received by the Company at its Administrative Office. The Company will not be responsible for determining whether or not an assignment is valid.



DESIGNATION OF OWNER AND BENEFICIARY
A numbered sequence can be used to name successive Owners or Beneficiaries. Co-Beneficiaries will receive equal shares unless otherwise stated.

In naming Owners or Beneficiaries, unless otherwise stated:

 .   "Child" includes an adopted or posthumous child;

 .   "Provision for issue" means that if a Beneficiary does not survive both
    Insureds, the share of that Beneficiary will be taken by his or her living issue by right of representation; and

 .   A family relation such as "wife" , "husband" or "child" means the relation to the Insureds.

At the time for payment of benefits the Company can rely on an affidavit of any Owner or other responsible person to determine family relations or members of a class.

--------------------------------------------------------------------------------
16.  Payment of Benefits


PAYMENT
The policy proceeds will be paid in one sum, unless all or part of the proceeds is applied to a Payment Option. (See Section 17.) The Company will pay interest on the death proceeds from the date the proceeds become payable to the date of payment in one sum, or to the Option Date. The rate of interest will be set each year by the Company. The rate will not be less than: that required by law; or 3 1/2% per year.


SELECTION OF PAYMENT OPTIONS; OPTION DATE
The selection of a Payment Option and the naming of the Payee must be in written form satisfactory to the Company. You can make or change or revoke the selection before the Last Death.. The Option Date is the effective date of the Payment Option, as stated in the selection form.


PAYEE
The Payee is a person, a corporation, a partnership, a fiduciary or any other legal entity entitled to receive payment in one sum or under a Payment Option.


SELECTION BY PAYEES
Any proceeds payable in one sum at the Last Death, or upon surrender of the Policy, can be applied to any Payment Option chosen by the Payee. Further, with the consent of the Company, any Payee who is entitled to receive proceeds in one sum when a Payment Option ends, or at the death of a prior Payee, or when proceeds are withdrawn, can choose to apply the proceeds to a Payment Option.


RIGHTS OF PAYEES
In the selection of a Payment Option the right can be given to the Payee:

 .   To withdraw principal and interest under the Fourth or Fifth Option; or

 .   To withdraw the commuted value of payments certain under the First, Second, or Sixth Option.

Under the Life Income Options only payments certain can be commuted. No Payee can assign, commute or withdraw the payments under any Payment Option, unless the right is reserved in the selection of the Option.


LIMITATIONS
If instalments under an Option would be less than $20, proceeds can be applied to a Payment Option only with the consent of the Company.


LIFE INCOME OPTIONS
Guaranteed Life Income Options are based on the age of the Payee on the Payee's birthday nearest the Option Date. The Company will require proof of age. The Life Income payments will be based: on the rates shown in the Life Income Tables (Section 18); or, if they are greater, on the Payment Option rates of the Company on the Option Date. If the rates at a given age are the same for different periods certain, the longest period certain will be used.


PURCHASE OF INCREASED PAYMENT OPTION BENEFITS
On the Option Date, a one sum purchase payment can be made to the Company to be added to the proceeds being applied to any Payment Option. The portion of Life Income payments purchased in this way will be based on the Payment Option rates of the Company on the Option Date, which may not be the rates shown in the Life Income Tables (Section 18). The purchase payment will be limited to the Company's published maximum for single premium immediate annuities on the Option Date. A portion of the purchase payment may be used by the Company to pay premium taxes on the purchase payment.


DEATH OF PAYEE
If a Payee under a Life Income Option dies within 30 days after the Option Date, the amount applied to the Option, less any payments made, will be paid in one sum, unless a Payment Option is chosen by the successor Payee. Otherwise, amounts to be paid after the death of a Payee under a Payment Option will be paid as due to the successor Payee. If there is no successor Payee, amounts to be paid in one sum, or the commuted value of any unpaid payments certain, will be paid in one sum to the estate of the last Payee to die.

COMMUTATION RATE
The interest rate used to compute the commuted value of any unpaid payments certain:

 .   Under the First Option will be 3 1/2% per year; and

 .   Under the Life Income Options will be the rate used by the Company in computing the amount of the monthly payments.

--------------------------------------------------------------------------------
17.  Payment Options


PAYMENT OPTIONS
All or part of the policy proceeds can be applied to any one of the following Options, subject to Section 16, Payment of Benefits:


FIRST OPTION: INCOME FOR A SPECIFIED NUMBER OF YEARS
The Company will make monthly payments which will include both principal and interest. Payments will start on the Option Date and will continue for the number of years chosen. The number of years chosen cannot be more than 30. Interest is at the rate of 3 1/2% per year compounded yearly. Additional interest paid by the Company for any year will be added to the monthly payments for that year.

Guaranteed monthly payments per $1,000 of proceeds applied to the First Option are shown below:

------------------------------------------------------
Number            Number              Number
of                of                  of
Years             Years               Years
------------------------------------------------------
1       $84.65    11         $9.09    21       $5.56
2        43.05    12          8.46    22        5.39
3        29.19    13          7.94    23        5.24
4        22.27    14          7.49    24        5.09
5        18.12    15          7.10    25        4.96
6        15.35    16          6.76    26        4.84
7        13.38    17          6.47    27        4.73
8        11.90    18          6.20    28        4.63
9        10.75    19          5.97    29        4.53
10        9.83    20          5.75    30        4.45
------------------------------------------------------


SECOND OPTION: LIFE INCOME
The Company will make equal monthly payments. Payments will start on the Option Date and will continue:

 .   During the life of the Payee, with no further payment after the death of the Payee, called "Life Income, No Refund" ; or

 .   During the life of the Payee, but for at least 10 years, called "Life
    Income, 10 Years Certain" ; or

 .   During the life of the Payee, but for at least 20 years, called "Life
    Income, 20 Years Certain"


THIRD OPTION: LIFE INCOME WITH REFUND
The Company will make equal monthly payments. Payments will start on the Option Date and will continue during the life of the Payee. At the death of the Payee, if the total payments made are less than the total proceeds applied to the Option, then:


 .   The difference will be paid in one sum, called "Life Income, Cash Refund" ;
    or

 .   The equal monthly payments will continue until the total payments are equal to the total proceeds applied to the Option, called "Life Income, Instalment Refund" .


FOURTH OPTION: INTEREST
The Company will hold the proceeds at interest during the life of the Payee or for any other period agreed to by the Company. Interest on the proceeds:

 .   Will be paid each month to the Payee starting one month after the Option
    Date; or

 .   Will be added to the principal amount each year and will earn interest.


At the death of the Payee, or at the end of the period agreed to, the balance of principal and any accrued interest will be paid in one sum. The rate of interest will be set each year by the Company; but the rate will not be less than 3 1/2% per year.


FIFTH OPTION: SPECIFIED AMOUNT OF INCOME
The Company will make monthly payments which will include both principal and interest. Payments will be in the amount chosen. Payments can be quarterly or at any other frequency chosen, and payments can be for different amounts, all subject to the consent of the Company. Payments will start on the Option Date and will continue until the balance is fully paid out. At the death of the Payee any unpaid balance and accrued interest will be paid in one sum. The rate of interest will be set each year by the Company; but the rate will not be less than 3 1/2% per year. Interest will be added each year to the principal and will earn interest.


SIXTH OPTION: LIFE INCOME FOR TWO LIVES
The Company will make monthly payments. Payments will start on the Option Date and will continue:

 .   While either of two Payees is living, called "Joint and Survivor Life
    Income" ; or

 .   While either of two Payees is living, but for at least 10 years, called
    "Joint and Survivor Life Income, 10 Years Certain" ; or

 .   While two Payees are living, and after the death of one Payee, two-
    thirds of the monthly amount while the other Payee is living, called "Joint and 2/3 to Survivor Life Income" .

--------------------------------------------------------------------------------
18. Life Income Tables


LIFE INCOME TABLES
Guaranteed monthly payments per $1,000 of amounts applied to the Life Income Options are shown below:

---------------------------------------------------------
SECOND AND THIRD OPTIONS:  LIFE INCOME
---------------------------------------------------------
Age              10         20
of      No       Years      Years     Cash    Instalment
Payee   Refund   Certain    Certain   Refund  Refund
---------------------------------------------------------
*15     $3.19    $3.19      $3.19     $3.18   $3.19
16       3.21     3.20       3.20      3.19    3.20
17       3.22     3.22       3.21      3.21    3.21
18       3.23     3.23       3.23      3.22    3.22
19       3.25     3.24       3.24      3.23    3.24

20       3.26     3.26       3.25      3.25    3.25
21       3.27     3.27       3.27      3.26    3.26
22       3.29     3.29       3.28      3.28    3.28
23       3.31     3.30       3.30      3.29    3.29
24       3.32     3.32       3.31      3.31    3.31

25       3.34     3.34       3.33      3.32    3.33
26       3.36     3.36       3.35      3.34    3.35
27       3.38     3.37       3.37      3.36    3.36
28       3.40     3.39       3.39      3.38    3.38
29       3.42     3.41       3.41      3.40    3.40

30       3.44     3.44       3.43      3.42    3.42
31       3.46     3.46       3.45      3.44    3.44
32       3.49     3.48       3.47      3.46    3.47
33       3.51     3.51       3.50      3.49    3.49
34       3.54     3.53       3.52      3.51    3.52

35       3.56     3.56       3.55      3.54    3.54
36       3.59     3.59       3.58      3.56    3.57
37       3.62     3.62       3.60      3.59    3.60
38       3.66     3.65       3.63      3.62    3.63
39       3.69     3.69       3.67      3.65    3.66

40       3.73     3.72       3.70      3.68    3.69
41       3.76     3.76       3.73      3.71    3.72
42       3.80     3.79       3.77      3.75    3.76
43       3.84     3.84       3.80      3.78    3.79
44       3.89     3.88       3.84      3.82    3.83

45       3.93     3.92       3.88      3.86    3.87
46       3.98     3.97       3.92      3.90    3.91
47       4.03     4.02       3.97      3.94    3.96
48       4.08     4.07       4.01      3.99    4.00
49       4.14     4.12       4.06      4.03    4.05

50       4.20     4.18       4.11      4.08    4.10
51       4.26     4.23       4.16      4.13    4.15
52       4.32     4.30       4.21      4.19    4.21
53       4.39     4.36       4.26      4.24    4.27
54       4.46     4.43       4.32      4.30    4.33

55       4.54     4.50       4.37      4.36    4.39
56       4.62     4.58       4.43      4.43    4.46
57       4.70     4.65       4.49      4.49    4.53
58       4.79     4.74       4.56      4.57    4.60
59       4.89     4.83       4.62      4.64    4.68

60       4.99     4.92       4.68      4.72    4.76
61       5.10     5.02       4.75      4.80    4.85
62       5.22     5.12       4.82      4.89    4.94
63       5.34     5.23       4.88      4.98    5.03
64       5.47     5.35       4.95      5.07    5.13

65       5.61     5.47       5.02      5.17    5.24
66       5.76     5.60       5.08      5.28    5.35
67       5.92     5.73       5.15      5.39    5.47
68       6.10     5.87       5.21      5.51    5.59
69       6.28     6.02       5.27      5.63    5.72
---------------------------------------------------


---------------------------------------------------------
SECOND AND THIRD OPTIONS:  LIFE INCOME
---------------------------------------------------------
Age              10         20
of      No       Years      Years     Cash    Instalment
Payee   Refund   Certain    Certain   Refund  Refund
---------------------------------------------------------
70      $6.48    $6.17      $5.33     $5.76   $5.86
71       6.70     6.33       5.38      5.89    6.00
72       6.92     6.49       5.43      6.04    6.16
73       7.17     6.66       5.48      6.19    6.32
74       7.43     6.84       5.52      6.34    6.49

75       7.71     7.02       5.56      6.52    6.67
76       8.02     7.20       5.60      6.69    6.86
77       8.34     7.38       5.63      6.87    7.06
78       8.69     7.56       5.66      7.07    7.27
79       9.07     7.75       5.68      7.27    7.50

80       9.47     7.93       5.70      7.49    7.74
81       9.90     8.11       5.71      7.73    7.99
82      10.36     8.28       5.73      7.96    8.25
83      10.86     8.45       5.73      8.21    8.53
84      11.39     8.62       5.74      8.50    8.83
**85    11.96     8.77       5.75      8.78    9.14

* AND UNDER      **AND OVER


-----------------------------------------------------
SIXTH OPTION: LIFE INCOME FOR TWO LIVES
-----------------------------------------------------
Age of One       Age of Other Payee
Payee              55     60      65     70     75
-----------------------------------------------------
                     Joint and Survivor
55                 $4.04  $4.17   $4.28  $4.37  $4.43
60                  4.17   4.36    4.53   4.68   4.79
65                  4.28   4.53    4.79   5.02   5.22
70                  4.37   4.68    5.02   5.38   5.71
75                  4.43   4.79    5.22   5.71   6.22
80                  4.47   4.87    5.37   5.98   6.68
------------------------------------------------------
         Joint and Survivor, 10 Years Certain
55                 $3.96  $4.09   $4.20  $4.36  $4.42
60                  4.09   4.27    4.44   4.59   4.77
65                  4.20   4.44    4.69   4.91   5.09
70                  4.36   4.59    4.91   5.22   5.50
75                  4.42   4.77    5.09   5.50   5.88
80                  4.46   4.85    5.33   5.72   6.21
-------------------------------------------------------
              Joint and 2/3 to Survivor
55                 $4.37  $4.56   $4.76  $4.99  $5.23
60                  4.56   4.78    5.02   5.30  5.59
65                  4.76   5.02    5.33   5.67  6.03
70                  4.99   5.30    5.67   6.10  6.57
75                  5.23   5.59    6.03   6.57  7.18
80                  5.48   5.89    6.41   7.06  7.84
--------------------------------------------------------

Payments for other ages will be quoted by the Company on request.


The rates shown above are based on an interest rate of 3 1/2% per year; and on mortality: using a 60/40 male/Female weighting; based on the individual Annuitant Mortality Table for 1983; and with projection on Scale G to the Year 2000 and then on Scale B Modified to year 2010.

--------------------------------------------------------------------------------
Amendments and Endorsements (To be made only by the Company)

-------------------------------------------------------------------------------













--------------------------------------------------------------------------------

Please notify the Company of any change in your name or address. The Company will communicate with you at your address on record with the Company.

NEW ENGLAND VARIABLE LIFE
INSURANCE COMPANY
Administrative Office:
501 Boylston Street
Boston, Massachusetts 02117



MODIFIED SINGLE PREMIUM VARIABLE SURVIVORSHIP LIFE POLICY

 .   The death proceeds are payable when the last Death occurs, if the Policy is in force.

 .   Additional Payments can be made. (See Section 8.)

 .   The Policy does not share in dividends.

--------------------------------------------------------------------------------

                                                          NEW ENGLAND VARIABLE
                                                          LIFE INSURANCE COMPANY

================================================================================
Variable Life Policy

================================================================================

          INSURED 1
          JOHN ALDEN

          POLICY NUMBER
          Specimen

          PLAN
          Modified Single Premium Variable Life

NEW ENGLAND VARIABLE LIFE INSURANCE COMPANY AGREES TO PAY THE DEATH BENEFIT OF THIS POLICY TO THE BENEFICIARY ON RECEIPT OF PROOF OF THE DEATH OF THE INSURED; AND TO PROVIDE THE OTHER RIGHTS AND BENEFITS OF THE POLICY.

These agreements are subject to all of the provisions of the Policy.

Signed on the Date of Issue
for the Company at its
Administrative Office,
501 Boylston Street
Boston, MA 02117

/s/ Robert A Shafto
    President


/s/ James Wilson
    Secretary


MODIFIED SINGLE PREMIUM VARIABLE LIFE POLICY
 .    The death proceeds are payable at the death of the Insured if the
     Policy is in force.
 .    Additional Payments can be made. (See Section 8.)
 .    The Policy does not share in dividends.

THE DEATH BENEFIT ON THE POLICY DATE WILL BE EQUAL TO THE AMOUNT SHOWN IN
SECTION 1. THEREAFTER, THE DEATH BENEFIT CAN VARY FROM DAY TO DAY. IT CAN INCREASE OR DECREASE, DEPENDING ON SEPARATE INVESTMENT ACCOUNT PERFORMANCE; BUT IT WILL NOT BE LESS THAN THE MINIMUM GUARANTEED DEATH BENEFIT FOR THE POLICY. SEE SECTION 7.

THE CASH VALUE OF THIS POLICY CAN VARY FROM DAY TO DAY. IT CAN INCREASE OR DECREASE, DEPENDING ON SEPARATE INVESTMENT ACCOUNT PERFORMANCE. SEE SECTION 11. PLEASE READ YOUR POLICY CAREFULLY
This Policy is a legal Contract between you and the Company.
RIGHT TO RETURN THE POLICY

WHEN THIS POLICY IS ISSUED YOU SHOULD EXAMINE IT. YOU CAN RETURN THE POLICY TO THE COMPANY OR ITS AGENT FOR ANY REASON WITHIN 10 DAYS AFTER YOU RECEIVE IT FROM THE COMPANY. IF YOU RETURN THE POLICY: AN AMOUNT EQUAL TO ANY PREMIUM PAID WILL BE REFUNDED TO YOU; AND THE POLICY WILL BE CANCELLED FROM THE START.

================================================================================

================================================================================
Policy Provisions
Section
      1    Policy Schedule
      2    Table of Guaranteed Maximum
           Cost of Insurance Rates Per $1,000
      3    Table of Net Single Premiums
      4    Accounts Available
      5    Contract
      6    The Variable Account
      7    Death Benefit
      8    Premiums
      9    Monthly Deduction
     10    Reinstatement After Lapse
     11    Cash Value of the Policy
     12    Surrender of the Policy
     13    Policy Loans
     14    Exchange of Policy
     15    Owner and Beneficiary
     16    Payment of Benefits
     17    Payment Options
     18    Life Income Tables
      .    Riders, if any
      .    Amendments and Endorsements
      .    Copy of the Application


Alphabetical Guide
Section
      4    Accounts
      8    Additional Payments
    1,5    Age of Insured
     15    Assignments
     15    Beneficiary
     16    Benefits, Payment of
     11    Cash Value
      5    Claims of Creditors
      5    Contestable
      5    Contract
    1,5    Date of Issue
    1,5    Date, Policy
      7    Death Benefit
     14    Exchange of Policy
      1    Face Amount
     12    Full Surrender
      9    Grace Period
      2    Insurance Rates
     11    Investment Return
  17,18    Life Income Options
     18    Life Income Tables
      1    Loan Interest Rate
     13    Loans, Policy
      7    Minimum Guaranteed Death Benefit
      9    Monthly Deduction
      8    Net Additional Payments
     11    Net Cash Value
      3    Net Single Premiums
     15    Owner
     12    Partial Surrender
     17    Payment Options
      5    Periodic Reports
     13    Policy Loan Balance
      5    Postponement of Payments
      8    Premiums
     10    Reinstatement
      1    Schedule, Policy
      6    Sub-Accounts
      5    Suicide
   1,12    Surrender Charge
     12    Surrender of the Policy
      6    Variable Account



================================================================================

                                                          NEW ENGLAND VARIABLE
                                                          LIFE INSURANCE COMPANY

================================================================================
1.   Policy Schedule                         OWNER AND BENEFICIARY
                                             As named in the Application
                                             or as later changed. See the
                                             Owner and Beneficiary Section
                                             of the Policy.

================================================================================


POLICY NUMBER               AGE              SEX
Specimen                    35               Male

POLICY DATE                 DATE OF ISSUE
January 1, 1996             January 1, 1996

POLICY LOAN INTEREST RATE
6%
================================================================================
SCHEDULE OF BENEFITS

--------------------------------------------------------------------------------

Modified Single Premium Variable Life
 Face Amount (Minimum Guaranteed Death Benefit)  $10,000
 Initial Death Benefit                           $34,681

================================================================================
SCHEDULE OF PREMIUMS

--------------------------------------------------------------------------------

Initial Premium                            $10,000


================================================================================
SCHEDULE OF CHARGES

--------------------------------------------------------------------------------
 .  Maximum Monthly Charges Based on Cash Value
    .  Maximum Sales Charge                1/12 of .40% for 10 years
    .  Maximum Administrative Charge       1/12 of .35% in all years
    .  Maximum Premium Tax Charge          1/12 of .25% for 10 years
    .  Maximum Mortality and Expense Risk  1/12 of .90% in all years
       Charge
 .  Maximum Monthly Cost of Insurance      See Section 2.
    Charge

 .  Maximum Monthly Maintenance Charge     $2.50 until the total of the initial
                                           premium plus all Additional Payments
                                           is at  least equal to $50,000
 .  Maximum Premium Expense Charge for     9% of Payment
    Additional Payments



================================================================================
/s/ James Wilson

    Secretary

                                                          NEW ENGLAND VARIABLE
                                                          LIFE INSURANCE COMPANY


================================================================================
1.  Policy Schedule (Second Page)               OWNER AND BENEFICIARY
                                                As named in the Application
                                                or as later changed.   See
                                                the Owner and Beneficiary
                                                Section of the Policy.

================================================================================

POLICY NUMBER                AGE              SEX
Specimen                     35               Male

POLICY DATE                  DATE OF ISSUE
January 1, 1996              January 1, 1996

POLICY LOAN INTEREST RATE
6%
================================================================================
SCHEDULE OF CHARGES (Continued)

--------------------------------------------------------------------------------

 . Surrender Charge: The initial premium is subject to a Surrender Charge for 9 years (see Section 12).

               During Year         Charge
                    1                 8.0%
                    2                 8.0
                    3                 7.0
                    4                 6.0
                    5                 5.0

                    6                 4.0
                    7                 3.0
                    8                 2.0
                    9                 1.0
                   10                 0

================================================================================
/s/ H. James Wilson

   Secretary

                                                          NEW ENGLAND VARIABLE
                                                          LIFE INSURANCE COMPANY

================================================================================
2.   Table of Guaranteed Maximum Cost of Insurance Rates per $1,000
     Based on the 1980 CSO Smoker Table

================================================================================

       POLICY NUMBER
       Specimen

================================================================================

          POLICY YEAR     MONTHLY RATE      POLICY YEAR     MONTHLY RATE
               1            $0.2267             34             $4.0325
               2             0.2433             35              4.3625
               3             0.2642             36              4.7267
               4             0.2875             37              5.1358
               5             0.3142             38              5.5983
               6             0.3450             39              6.1108
               7             0.3783             40              6.6725
               8             0.4150             41              7.2725
               9             0.4550             42              7.8858
              10             0.4992             43              8.5017
              11             0.5458             44              9.1242
              12             0.5942             45              9.7750
              13             0.6467             46             10.4758
              14             0.7033             47             11.2467
              15             0.7650             48             12.1008
              16             0.8333             49             13.0242
              17             0.9108             50             13.9858
              18             0.9983             51             14.9533
              19             1.0975             52             15.9033
              20             1.2058             53             16.8783
              21             1.3217             54             17.8942
              22             1.4442             55             18.9042
              23             1.5733             56             19.9233
              24             1.7092             57             20.9833
              25             1.8550             58             22.2125
              26             2.0175             59             23.7892
              27             2.2008             60             25.9392
              28             2.4075             61             29.3217
              29             2.6383             62             35.0825
              30             2.8908             63             45.0833
              31             3.1583             64             62.0958
              32             3.4383             65             83.3333
              33             3.7283     Thereafter              0



================================================================================
/s/ H. James Wilson

    Secretary

                                                            NEW ENGLAND VARIABLE
                                                          LIFE INSURANCE COMPANY

================================================================================
3.   Table of Net Single Premiums


================================================================================

     POLICY NUMBER
     Specimen

================================================================================
The Table below shows the rate for the policy month which starts on the Policy Date or a policy anniversary. The rates during each policy month reflect elapsed time. See Section 7.

                         NET SINGLE PREMIUMS PER $1.00

          POLICY YEAR     MONTHLY RATE        POLICY YEAR     MONTHLY RATE
              1            $.28834              34               $.68963
              2             .29792              35                .70191
              3             .30776              36                .71406
              4             .31785              37                .72605
              5             .32818              38                .73782
              6             .33875              39                .74926
              7             .34953              40                .76032
              8             .36053              41                .77094
              9             .37173              42                .78108
             10             .38313              43                .79080
             11             .39472              44                .80019
             12             .40650              45                .80933
             13             .41849              46                .81825
             14             .43067              47                .82694
             15             .44304              48                .83534
             16             .45560              49                .84336
             17             .46832              50                .85096
             18             .48119              51                .85813
             19             .49415              52                .86496
             20             .50719              53                .87157
             21             .52027              54                .87805
             22             .53340              55                .88445
             23             .54656              56                .89096
             24             .55976              57                .89781
             25             .57302              58                .90529
             26             .58633              59                .91363
             27             .59965              60                .92300
             28             .61294              61                .93358
             29             .62613              62                .94526
             30             .63917              63                .95752
             31             .65203              64                .96945
             32             .66472              65                .97904
             33             .67724          Thereafter           1.00000

================================================================================
/s/ H. James Wilson

    Secretary

                                                            NEW ENGLAND VARIABLE
                                                          LIFE INSURANCE COMPANY

================================================================================
4.   Sub-accounts Available on 1/1/96


================================================================================

     POLICY NUMBER
     Specimen

================================================================================

       Back Bay Advisors Money Market
       Back Bay Advisors Bond Income
       Back Bay Advisors Managed
       Westpeak Stock Index
       Westpeak Value Growth
       Loomis Sayles Avanti Growth
       Loomis Sayles Balanced
       Loomis Sayles Small Cap
       Draycott International Equity
       Salomon Brothers U.S. Government Bond
       Salomon Brothers Strategic Bond Opportunities
       Venture Value
       Alger Equity Growth



================================================================================
/s/ H. James Wilson

    Secretary

================================================================================
5.   Contract


THE CONTRACT

This Policy is a legal contract between the Owner of the Policy (called "you") and New England Variable Life Insurance Company, a Delaware corporation, (called "the Company"). The Policy, which includes the attached Application, is the entire contract between you and the Company. All riders are listed in Section
1. A change in or waiver of the provisions of the Policy must be signed by the President or the Secretary of the Company to be valid.

PAYMENTS UNDER THE CONTRACT
All contract amounts are in dollars of the United States of America. Payments by the Company under the contract will be made at the Administrative Office of the Company. The obligations of the Company are subject to all payments made and actions taken by the Company under the Policy before receipt by the Company at its Administrative Office of proof of death of the Insured.

DATES
Policy years, months and anniversaries are all measured from the Policy Date. Contestable and suicide periods start on the Date of Issue. The Policy Date and the Date of Issue are shown in Section 1.

NOT CONTESTABLE AFTER TWO YEARS
Insurance is issued by the Company in reliance on the statements made in the Application for the insurance. Those statements are representations; they are not warranties. No statement can be used to contest or rescind insurance or to defend against a claim unless contained in the Application for the insurance. The insurance issued under this Policy will not be contestable after it has been in force during the life of the Insured:

 .    With respect to the amount of Death Benefit which results from the initial premium for two years from the Date of Issue; and

 .    With respect to any amount of Death Benefit which results from an
     Additional Payment for which proof of insurability is required, for two years from the date that Payment is received.

SUICIDE WITHIN TWO YEARS
If the Insured dies by suicide while sane or insane within two years from the Date of Issue, the Death Benefit will be limited to: the amount of the initial premium; plus any Additional Payments made; less any Policy Loan Balance; and less any partial surrenders.

AGE OF INSURED
The age of the Insured on the Policy Date and on each policy anniversary means the age at the last birthday of the Insured.

If the age or sex of the Insured has not been correctly stated in the Application, the Death Benefit will be the amount that the most recent Monthly Deduction which was made would have provided for the correct age and sex.

CLAIMS OF CREDITORS
The Policy and payments under it are exempt from the claims of creditors to the extent allowed by law.

BASIS OF VALUES
"1980 CSO" means Commissioners 1980 Standard Ordinary; it is used to describe mortality tables. Minimum Cash Values, Reserves and Guaranteed Insurance Factors are based on the mortality table shown in Section 2. Interest is compounded daily at the effective rate of 4% per year. A detailed statement of the method of computing values has been filed, where required, with the Insurance Department of the state in which the Policy is delivered. All values are equal to or in excess of the minimum values required by the law of that state.

================================================================================

PERIODIC REPORTS
The Company will send you all reports required by law and regulation. Such reports will be sent at least once each year or more often if required by law or regulation. The annual report will include, as of the date for which the report is made: the Death Benefit; the Cash Value; any Policy Loan Balance; and any other information required by law or regulation.

POLICY ILLUSTRATION OF BENEFITS AND VALUES
Upon written request the Company will send you a policy illustration which will illustrate benefits and values under the Policy.

POSTPONEMENT OF VARIABLE BENEFITS
Except for a Policy Loan that will be used to pay premiums on policies issued by the Company, the Company can postpone the determination of and the payment or transfer of amounts based on separate investment account performance if:

 . The New York Stock Exchange is closed for trading (except for normal weekend and holiday closing) or when trading is restricted; or

 . The Securities and Exchange Commission determines that a state of emergency exists which may make payment or transfer impractical; or

 . The Securities and Exchange Commission orders the Variable Account or orders the New England Zenith Fund or its successor or any other investment company in which the Variable Account is invested to postpone payment or transfer of variable benefits.

================================================================================
6.  The Variable Account


THE VARIABLE ACCOUNT
The Variable Account (called "the Account") is a separate investment account established by the Company in accordance with Delaware law. The assets of the Account are owned by the Company. The assets of the Account will be used to provide values and benefits under this Policy and similar policies. The portion of the Account assets equal to the reserves plus other policy liabilities of the Account is not chargeable with liabilities arising out of any other business the Company may conduct. The Company reserves the right to transfer to its general account Variable Account assets which exceed the total of reserves and other liabilities of the Account. Income and realized and unrealized capital gains and losses of the Account are credited to the Account without regard to any of the Company's other income or capital gains and losses.

SUB-ACCOUNTS
The Account consists of sub-accounts, each of which is invested in shares of one portfolio of the New England Zenith fund or its successor or any other investment company in which the Account is invested. Shares of a portfolio are purchased for a sub-account at their net asset value.

The Policy's first investment is made in the Money Market sub-account as of the latest of:

 .    The Policy Date;

 .    The date of the last Part II of the Application, if any is required; and

 .    The date the initial premium is received by the Company.

The Policy's Cash Value will be transferred, based on your choice, to the sub-accounts 15 days after the Company mails the Confirmation for the initial premium. Before this transfer, the values and benefits of the Policy will depend on the net investment performance of the Money Market sub-account. After this transfer each Net Additional Payment allocated to the Account will be invested as of the date it is received by the Company at its Administrative Office in the sub-accounts you chose.

Each distribution of income, dividends and capital gains from a portfolio to a sub-account will be reinvested for the benefit of the owners of the policies in that sub-account at net asset value in shares of the portfolio which made the distribution.

The Cash Value of the Policy at any time cannot be allocated among more than 10 sub-accounts, except with the consent of the Company.

The values and benefits of a policy depend on the investment performance of the portfolios in which the sub-accounts are invested. The Company does not guarantee the investment performance of the portfolios of the sub-accounts. You bear the investment risk for amounts invested in the sub-accounts for your Policy.


CHOICE OF SUB-ACCOUNTS
You choose the sub-accounts in which the initial premium and Net Additional Payments are to be invested. You can change the choice for future Net Additional Payments at any time by notice to the Company. The change will be effective as of the date the request is received by the Company at its Administrative Office. The portion of the initial premium and the Net Additional Payments to be applied to each sub-account chosen must be a whole percent not less than 10.

See Section 4. Also, the portfolios are listed in the then current prospectus for the Account.

CHANGE IN PORTFOLIOS
The Company can add or remove portfolios as sub-account investments as permitted by law. When a change is made, the Company will send you: a revised prospectus for the Account which will describe all of the portfolios then available in the New England Zenith Fund or its successor or any other investment company in which the Account is invested; and any notice required by law.

When a portfolio is removed, the Company has the right to substitute a different portfolio in which the sub-account will then invest:

 .    The value of the removed portfolio; and

 .    Future Net Additional Payments applied to that sub-account.

TRANSFER OPTION
You can transfer all or a portion of the Policy's existing share of a sub-account to another sub-account, subject to the Company's published maximum for transfers, after 15 days from the date the Company mails the Confirmation for the initial premium. Requests for transfers can be made in writing or by telephone. The Company is not responsible for determining the authenticity of transfer instructions received by telephone. The Company will send you a confirmation of any transfers made. Except with the consent of the Company, transfers will be subject to a limit of 4 in each policy year and must be at least $100.

CHANGE OF INVESTMENT POLICY
The investment policy of the Account will not be changed unless: (a) the change has been approved by the Insurance Commissioner of the state of Delaware; and
(b) a statement of the approval process has been filed with the Insurance Department of the state in which this Policy is delivered, if required. If the investment policy of the Account is changed, the Company will give you written notice of the change. You can then choose to convert this Policy to fixed benefit coverage. The conversion will be on the same basis as that described in the Exchange of Policy section. (See Section 14.) Your request to convert this Policy must be made within 60 days of the later of: (a) the effective date of the investment policy change; or (b) the date you receive the notice of the change.


RIGHTS RESERVED BY THE COMPANY
The Company reserves the right to take certain actions subject to compliance with law including, if required, the approval of the owners of the policies. These actions are: (a) to create new investment accounts; (b) to combine any two or more separate investment accounts, including the Account; (c) to invest some or all of the assets of the Account other than in the New England Zenith Fund;
(d) to invest some or all of the assets of the Account in any other investment company chosen by New England Variable Life Insurance Company; (e) to remove a portfolio in which the sub-account is invested or to substitute a different portfolio; (f) to operate the Account as a management investment company and to charge investment advisory fees under the Investment Company Act of 1940 or to operate the Account in any other form permitted by law; and (g) to deregister the Account under the Investment Company Act of 1940 if registration is no longer required.

================================================================================
7.  Death Benefit


DEATH BENEFIT
The Company will pay a Death Benefit to the Beneficiary upon receipt of proof of the death of the Insured. The amount of the Death Benefit will be calculated as of the date of death. The amount payable will be reduced by: any Policy Loan Balance; and by an amount to cover Monthly Deductions to the date of death. The policy proceeds will be paid in one sum unless all or part of the proceeds is applied to a Payment Option. (See Payment of Benefits, Section 16.)

The Death Benefit is equal to the greater of:

 .    The Minimum Guaranteed Death Benefit (see below); and

 .    The Cash Value of the Policy divided by the Net Single Premium.  (See
     Section 3.)

MINIMUM GUARANTEED DEATH BENEFIT
On the Policy Date, the Minimum Guaranteed Death Benefit is equal to the initial premium shown in Section 1. Thereafter, the Minimum Guaranteed Death Benefit will be: increased by each Additional Payment made; and decreased when any Cash Value is surrendered. The reduction at the time of a partial surrender will be based on the ratio of the Cash Value after the surrender to the Cash Value before the surrender.

Also, at the end of the last day of the fifth policy year and every five years thereafter, until the Insured is age 75, the Minimum Guaranteed Death Benefit will be recalculated. On each of these days the Minimum Guaranteed Death Benefit is equal to the greater of: the Minimum Guaranteed Death Benefit before the recalculation; and the Cash Value on the date of recalculation.

8.  Premiums

PAYMENT
The initial premium is payment made to the Company to pay for the Policy. The Policy will not be in force until the initial premium is paid. After the first policy year, Additional Payments can be made. Payments can be made at the Administrative Office of the Company or at any Agency of the Company. A receipt for payment signed by the Secretary of the Company will be given on request. The Company will send you a Confirmation of the initial premium and of any Additional Payments.

Unless you request otherwise in writing to the Company, any payment received by the Company when a Policy Loan exists on the Policy will be used: first, as payment of the loan interest due; second, as a repayment of the Policy Loan; and third, as an Additional Payment, subject to the limits stated below.

Cash Values and Death Benefits will be permanently affected by the amount of the initial premium and the amount of any Additional Payments.

ADDITIONAL PAYMENTS
Additional Payments can be made after the first policy year. Except as stated in the Grace Period provision (see Section 9), no Additional Payments can be made at and after age 100. Unless the Company consents otherwise, Additional Payments are subject to the following limits:

 .    No Additional Payment can be less than $1,000;

 .    Only one Additional Payment can be made in any policy year; and

 .    No Additional Payment can be made if it increases the Death Benefit by more than it increases the Cash Value, except with evidence of insurability and the consent of the Company.

The Maximum Premium Tax Charge rate will be reduced to reflect the increase in Cash Value as a result of any Additional Payment.

This Policy is intended to qualify as a flexible premium life insurance contract under the Internal Revenue Code and any interpretive regulation or rulings by the Internal Revenue Service.

NET ADDITIONAL PAYMENTS
Each Net Additional Payment is equal to: the Additional Payment; less no more than the Maximum Premium Expense Charge for Additional Payments shown in Section 1.

9.  Monthly Deduction


MONTHLY DEDUCTION
The Company will make a Monthly Deduction from the Cash Value of this Policy on the last day of each policy month. (See Monthly Deduction Adjustment below.) The amount of the Monthly Deduction for a policy month is equal to:

 .    The cost of insurance for the policy month;
        PLUS

 .    An amount not greater than: the Cash Value of the Policy at the end of the last day of the policy month; times the Maximum Monthly Charges Based on Cash Value shown in Section 1;
        PLUS

 .    An amount not greater than the Maximum Monthly Maintenance Charge shown in
     Section 1;
        PLUS

 .    The cost of any riders for the policy month.

The Monthly Deduction will be made as long as the Net Cash Value is enough to cover the entire Monthly Deduction. If a Policy Loan Balance exists and the Net Cash Value is not enough to cover the entire Monthly Deduction, the grace period will begin. (See the Grace Period provision below and Section 13.) This provision will not continue any rider beyond the termination date as provided in the rider.

The Monthly Deduction will be deducted in the same proportion as the Cash Value of the Policy is in the sub-accounts.


COST OF INSURANCE
The maximum monthly cost of insurance for the Policy is equal to: the Amount at Risk; times the cost of insurance rate per $1,000 for that month divided by 1,000. The Amount at Risk is equal to:

 .    The Death Benefit on the first day of the policy month;
        LESS

 .    The Cash Value on the first day of the policy month, accumulated with interest to the end of the month at the monthly equivalent of 4% per year;
        LESS

     The maximum monthly cost of insurance.

COST OF INSURANCE RATES
The cost of insurance rates will be based on the expectations of the Company as to future experience with regard to investment earnings, mortality, expenses and lapse rates.

The Table of Guaranteed Maximum Cost of Insurance Rates per $1,000 (see Section
2) shows the maximum guaranteed rate for each policy month which starts on the Policy Date or a policy anniversary. The rates between anniversaries vary monthly based on the assumption of uniform distribution of deaths throughout the policy year. The Maximum Guaranteed Cost of Insurance Rates for each policy year are based on the sex, the underwriting class and the age of the Insured on the first day of the policy year.

MONTHLY DEDUCTION ADJUSTMENT
If the Policy is partially or fully surrendered, a Monthly Deduction to the date of surrender will be deducted from the surrender proceeds (See Section 12.) If policy proceeds become payable, a Monthly Deduction to the date of death will be deducted from the policy proceeds. (See Section 7.)


GRACE PERIOD
If a Policy Loan Balance exists and the Net Cash Value is not enough to cover the entire Monthly Deduction for that month, the Company will mail a notice to you and any assignee at the addresses on record with the Company. There is a grace period of 62 days from the date when the Monthly Deduction was due in which to make an Additional Payment large enough to permit the Monthly Deduction to be made. The insurance remains in force during the grace period. If the Additional Payment remains unpaid at the end of its 62-day grace period, the Policy will lapse without value. Any riders will also lapse without value unless otherwise stated in the rider.

================================================================================
10.  Reinstatement After Lapse


REINSTATEMENT
If the Policy lapses, the Policy and riders can be reinstated. (See Limitations on Reinstatement below.) Reinstatement is subject to:

 .    Written application to reinstate;

 .    Proof that the Insured is insurable in the same underwriting class as this
     Policy, except with the consent of the Company;

 .    Payment of an Additional Payment (see Section 8) large enough to keep the Policy and any riders in force for at least three months; and

 .    Payment or reinstatement of any Policy Loan Balance which existed on the date when the Policy lapsed.


LIMITATIONS ON REINSTATEMENT
The Policy and riders cannot be reinstated, except with the consent of the Company, if more than seven years have passed since the date of lapse.
Any rider which provides life or disability insurance on a person other than the Insured can be reinstated only as stated in the rider.

EFFECTIVE DATE OF REINSTATEMENT
Reinstatement will take effect: only if the application for reinstatement is approved by the Company; and only when the Additional Payment for reinstatement has been paid, provided that at the time of payment there has been no change in insurability as represented in the application for reinstatement.

SURRENDER CHARGE AT AND AFTER REINSTATEMENT
If a Surrender Charge was applied when the Policy lapsed, and if the Policy is later reinstated, the Surrender Charge will be credited to the Cash Value of the Policy. The Surrender Charge on the date of reinstatement will be the same as it was on the date of lapse. For the purpose of determining the Surrender Charge on any date after reinstatement, the period the Policy was lapsed will not count.

MAXIMUM MONTHLY CHARGES AFTER REINSTATEMENT
For the purpose of determining the Maximum Sales Charge and the Maximum Premium Tax Charge on any date after reinstatement, the period the Policy was lapsed will not count.

MINIMUM GUARANTEED DEATH BENEFIT AFTER REINSTATEMENT
For the purpose of determining the dates on which the Minimum Guaranteed Death Benefit will be recalculated, the period the Policy was lapsed will count. If the Minimum Guaranteed Death Benefit would have been recalculated during the period which the Policy was lapsed, it will be recalculated upon reinstatement.

===============================================================================
11.  Cash Value of the Policy


CASH VALUE
The initial premium will be credited to the Policy as of the latest of:

 .    The Policy Date;

 .    The date of the last Part II of the Application for the Policy, if any is required; and

 .    The date the initial premium is received by the Company.

Each future Net Additional Payment will be credited to the Cash Value as of the date it is received by the Company.

The Cash Value of the Policy will depend on the net investment performance of the Money Market sub-account until 15 days after the Company mails the Confirmation for the initial premium. Thereafter, the Cash Value of the Policy is equal to:

 .    The Policy's share of the chosen sub-accounts;
                 PLUS
 .    The amount of any assets transferred to the general account of the Company because of Policy Loans; plus any interest earned on those assets which has not been transferred to the sub-accounts. (See Section 13.)

The amount of the Cash Value depends on: the amount of the initial premium; the amount of Net Additional Payments ; investment performance of the chosen sub-accounts; Monthly Deductions; partial surrenders; transfers among sub-accounts; and Policy Loans. The Cash Value can increase or decrease on a daily basis, depending on the actual investment performance of the chosen sub-accounts. (See Actual Investment Return below.)

The Cash Value of the Policy is not increased by the cash value of any rider, unless stated in the rider.


NET CASH VALUE
The Net Cash Value is equal to:

 .    The Cash Value of the Policy

        LESS

 .    Any Policy Loan Balance;

        LESS

 .    The Surrender Charge that would apply upon surrender, whether or not there is a surrender. (See Sections 1 and 12.)

ACTUAL INVESTMENT RETURN
The Policy has an Actual Investment Return for each Valuation Period for its share of each chosen sub-account. The Policy's Actual Investment Return for each sub-account for each Valuation Period is equal to (a) minus (b); where:

 .    (a) is equal to the Policy's share of the sub-account as of the end of the Valuation Period;

        PLUS

     any Monthly Deduction deducted in the Valuation Period;

        LESS

     any Net Additional Payment credited during the Valuation Period;

        PLUS

     the total amount deducted for partial surrenders made during the Valuation Period;

        LESS

     the amount of money transferred into the sub-account during the Valuation Period;

        PLUS

     the amount of money transferred out of the sub-account during the Valuation Period;

        LESS

     the portion of each loan repayment made during the Valuation Period allocated to the sub-account;

        PLUS

     the portion of each Policy Loan which was transferred from the sub-account to the general account during the Valuation Period;

        PLUS

     the interest credited during the Valuation Period to any borrowed portion of the Policy's Cash Value;

        PLUS or LESS

     a charge or credit for the Policy's share of any reserve for taxes which the Company determines to apply to the sub-account

 .    (b)  is equal to the Policy's share of the sub-account as of the end of the most recent Valuation Period;

        PLUS or LESS

      a charge or credit for the Policy's share of any reserve for taxes which the Company determines to apply to the sub-account.

================================================================================


VALUATION PERIODS AND VALUATION DATES
A Valuation Period for each sub-account is a period:

 .    Which starts on a Valuation Date; and

 .    Which ends on the next succeeding Valuation Date.

Each day the New York Stock Exchange is open for trading is a Valuation Date.

================================================================================
12.  Surrender of the Policy


SURRENDER OF THE POLICY
You can make a partial or full surrender subject to the provisions below. Surrender proceeds will be paid to you in one sum, unless you choose in writing to apply all or part to a Payment Option. (See Payment of Benefits, Section 16.)

FULL SURRENDER
You can fully surrender the Policy at any time by notice to the Company in writing. The surrender proceeds will be equal to: the Net Cash Value; less a Monthly Deduction to the date of surrender. Upon full surrender, the Policy will be cancelled.

PARTIAL SURRENDER
You can make a partial surrender by written request to the Company any time after 15 days from the date the Company mails the Confirmation for the initial premium. In each policy year, partial surrenders will be limited, except with the consent of the Company, to: 20% of the Net Cash Value on the day the first partial surrender is made for the policy year; or, if less, the Loan Value less any Policy Loan Balance. Except with the consent of the Company: each partial surrender must be at least $500; and the Cash Value which will remain after the partial surrender must be at least $10,000.

The following amount will be equal to the surrender proceeds when a partial surrender is made:

 .    The amount of the partial Cash Value surrendered;
        LESS
 .    Any applicable Surrender Charge (See below.);
        LESS
 .    A Monthly Deduction to the date of the partial surrender.
A partial surrender will reduce the Policy's portion of the sub-accounts proportionately.

The Death Benefit of the Policy will be permanently affected by a partial surrender. The Minimum Guaranteed Death Benefit for the Policy will be reduced based on the ratio of the Cash Value after the surrender to the Cash Value before the surrender.

SURRENDER CHARGE
A Surrender Charge may apply to certain partial or full surrenders. A Surrender Charge is based on the initial premium only. The Charge will be calculated as if: the excess of the Cash Value over the sum of the initial premium paid plus any Additional Payments made is surrendered first; any Additional Payments are surrendered second; and the initial premium is surrendered last.

A portion of the Cash Value will be exempt from any Surrender Charge. The exempt amount will be the greater of:

 .    10% of the initial premium; less any partial surrenders in that policy year; and

 .    The Cash Value less: the initial premium; less any prior partial surrenders attributable to the initial premium.

The amount of the Surrender Charge depends on the policy year in which the surrender occurs and is applied at the rate shown in Section 1. In no event will the Surrender Charge plus the Sales Charge exceed 9% of the initial premium.

================================================================================
13.  Policy Loans


POLICY LOANS
You can borrow all or part of the Loan Value of the Policy by request, in a manner satisfactory to the Company. Unless the Company consents otherwise, no request can be made until after 15 days from the date the Company mails the Confirmation for the initial premium. Policy Loans are made on the sole security of the Policy. The amount you can borrow at any time is equal to the Loan Value less any Policy Loan Balance at that time.

Unless you request otherwise, Policy Loans will reduce the Policy's share of the sub-accounts proportionately. Assets equal to the amount of the Loan:

 .    Will be transferred to the general account of the Company; and

 .    Will earn interest at the effective rate per year of not less than:
     the Policy Loan Interest Rate; less .75%

Interest earned on the assets will stay in the general account until the policy anniversary. On the policy anniversary, the interest earned during the prior year will be transferred to the Policy's share of the chosen sub-accounts proportionately.

Policy Loans, whether or not repaid, can have a permanent effect on Cash Values and Death Benefits.

LOAN VALUE
The Loan Value of the Policy is equal to 90% of the sum of the Net Cash Value of the Policy plus any Policy Loan Balance.

INTEREST ON LOANS; POLICY LOAN BALANCE
Interest will be charged on Policy Loans at the Policy Loan Interest Rate shown in Section 1. Interest accrues daily. The Policy Loan Balance at any time means Policy Loans outstanding plus interest accrued to date. Loan interest is due on the policy anniversary each year. Loan interest not paid when due will be added to the Loan and interest will be charged on it; when loan interest is added to the Loan, the Policy's share of the sub-accounts will be reduced proportionately.

REPAYMENT OF LOANS
Policy Loans can be repaid to the Company at any time in whole or in part. Unless you request otherwise, Loan repayments will be allocated to repay the Loans made against the sub-accounts in the same proportion as the Policy is invested in the sub-accounts.

A Policy Loan is a charge against the Policy. The proceeds of the Policy will be reduced by any Policy Loan Balance. If the Policy Loan Balance at any time exceeds the Cash Value of the Policy less the Surrender Charge on the current Valuation Date (called "excess Policy Loan"), the Company will mail a notice to you and to any assignee at the addresses on record with the Company. If a payment large enough to pay the excess amount is not paid to the Company within 62 days after the mailing of the notice, the Policy will lapse without value.

Unless you request otherwise, any payment received by the Company when a Policy Loan exists on the Policy will be used: first, as payment of the loan interest due; second, as a repayment of the Policy Loan; and third, as an Additional Payment, subject to the limits described in the Additional Payments provision. (See Section 8.).

================================================================================
14. Exchange of Policy


EXCHANGE OF POLICY
Within 24 months after its Date of Issue, you can exchange this Policy, if the Policy is in force, for a policy which provides fixed benefit insurance. The new policy will be issued:

 .    By the Company or by New England Mutual Life Insurance Company;

 .    On any plan of Whole Life or Endowment insurance with a level face amount issued by the Company or by New England Mutual Life Insurance Company on the Policy Date;

 .    With the same Insured, Face Amount, Policy Date, and underwriting class as this Policy;

 .    With the age of the Insured on the Policy Date;

 .    With a rider which purchases paid-up additions issued by the Company or by
     New England Mutual Life Insurance Company on the Policy Date, if the Cash Value of this Policy is more than is required to purchase the new policy;

 .    Subject to any cost or credit and the repayment of any Policy Loan Balance;
     and

 .    Subject to any assignments of this Policy, and limitations on this
     Policy stated in riders.

Riders which provide benefits that are the same as those provided by riders on this Policy will be attached to the new policy, if they are available.

CHANGE COST OR CREDIT
Any change cost or credit will be quoted by the Company on request.

A detailed statement of the method of computing the change cost or credit has been filed, where required, with the Insurance Department of the state in which the Policy is delivered.

================================================================================
15.  Owner and Beneficiary


OWNER
The Owner of the Policy is named in the Application (see copy attached); but the Owner can be changed. The new Owner will succeed to all rights of the Owner, including the right to make a further change of Owner. At the death of the Owner, his or her estate will be the Owner, unless a successor Owner has been named. In this Policy "you" means the Owner, whether the Owner is a person, a partnership, a corporation, a fiduciary or any other legal entity. The rights of the Owner will end at the death of the Insured, except for Payment of Benefits. (See Section 16.)

BENEFICIARY
The Beneficiary is named in the Application (see copy attached); but the Beneficiary can be changed before the death of the Insured. The Beneficiary can be a person, a corporation, a partnership, a fiduciary or any other legal entity. A person must survive the Insured to qualify as Beneficiary. If none survives, the proceeds will be paid to the Owner.

CHANGE OF OWNER OR BENEFICIARY
A change of Owner or Beneficiary must be in written form satisfactory to the Company, and must be dated and signed by the Owner who is making the change. The change will be subject to all payments made and actions taken by the Company under the Policy before the signed change form is received by the Company at its Administrative Office.

ASSIGNMENTS
An absolute assignment of the Policy by the Owner is a change of Owner and Beneficiary to the assignee. A collateral assignment of the Policy by the Owner is not a change of Owner or Beneficiary; but their rights will be subject to the terms of the assignment, except that the rights of an irrevocable beneficiary named before the assignment are not subordinate to those of the assignee. Assignments will be subject to all payments made and actions taken by the Company before a signed copy of the assignment form is received by the Company at its Administrative Office. The Company will not be responsible for determining whether or not an assignment is valid.

DESIGNATION OF OWNER AND BENEFICIARY
A numbered sequence can be used to name successive Owners or Beneficiaries. Co-Beneficiaries will receive equal shares unless otherwise stated.

In naming Owners or Beneficiaries, unless otherwise stated:

 .    "Child" includes an adopted or posthumous child;

 .    "Provision for issue" means that if a Beneficiary does not survive the
     Insured, the share of that Beneficiary will be taken by his or her living issue by right of representation; and

 .    A family relation such as "wife" , "husband" or "child" means the relation to the Insured.

At the time for payment of benefits the Company can rely on an affidavit of any Owner or other responsible person to determine family relations or members of a class.

================================================================================
16.  Payment of Benefits


PAYMENT
The policy proceeds will be paid in one sum, unless all or part of the proceeds is applied to a Payment Option. (See Section 17.) The Company will pay interest on the death proceeds from the date the proceeds become payable to the date of payment in one sum, or to the Option Date. The rate of interest will be set each year by the Company. The rate will not be less than: that required by law; or 3 1/2% per year.

SELECTION OF PAYMENT OPTIONS; OPTION DATE
The selection of a Payment Option and the naming of the Payee must be in written form satisfactory to the Company. You can make or change or revoke the selection before death of the Insured. The Option Date is the effective date of the Payment Option, as stated in the selection form.

PAYEE
The Payee is a person, a corporation, a partnership, a fiduciary or any other legal entity entitled to receive payment in one sum or under a Payment Option.

SELECTION BY PAYEES
Any proceeds payable in one sum at the death of the Insured, or upon surrender of the Policy, can be applied to any Payment Option chosen by the Payee. Further, with the consent of the Company, any Payee who is entitled to receive proceeds in one sum when a Payment Option ends, or at the death of a prior Payee, or when proceeds are withdrawn, can choose to apply the proceeds to a Payment Option.

RIGHTS OF PAYEES
In the selection of a Payment Option the right can be given to the Payee:

 .    To withdraw principal and interest under the Fourth or Fifth Option;
     or

 .    To withdraw the commuted value of payments certain under the First, Second, or Sixth Option.

Under the Life Income Options only payments certain can be commuted. No Payee can assign, commute or withdraw the payments under any Payment Option, unless the right is reserved in the selection of the Option.

LIMITATIONS
If instalments under an Option would be less than $20, proceeds can be applied to a Payment Option only with the consent of the Company.

LIFE INCOME OPTIONS
Guaranteed Life Income Options are based on the age of the Payee on the Payee's birthday nearest the Option Date. The Company will require proof of age. The Life Income payments will be based: on the rates shown in the Life Income Tables (Section 18); or, if they are greater, on the Payment Option rates of the Company on the Option Date. If the rates at a given age are the same for different periods certain, the longest period certain will be used.

PURCHASE OF INCREASED PAYMENT OPTION BENEFITS
On the Option Date, a one sum purchase payment can be made to the Company to be added to the proceeds being applied to any Payment Option. The portion of Life Income payments purchased in this way will be based on the Payment Option rates of the Company on the Option Date, which may not be the rates shown in the Life Income Tables (Section 18). The purchase payment will be limited to the Company's published maximum for single premium immediate annuities on the Option Date. A portion of the purchase payment may be used by the Company to pay premium taxes on the purchase payment.

DEATH OF PAYEE
If a Payee under a Life Income Option dies within 30 days after the Option Date, the amount applied to the Option, less any payments made, will be paid in one sum, unless a Payment Option is chosen by the successor Payee. Otherwise, amounts to be paid after the death of a Payee under a Payment Option will be paid as due to the successor Payee. If there is no successor Payee, amounts to be paid in one sum, or the commuted value of any unpaid payments certain, will be paid in one sum to the estate of the last Payee to die.

COMMUTATION RATE
The interest rate used to compute the commuted value of any unpaid payments certain:

 .    Under the First Option will be 3 1/2% per year; and

 .    Under the Life Income Options will be the rate used by the Company in computing the amount of the monthly payments.

================================================================================
17.  Payment Options


PAYMENT OPTIONS
All or part of the policy proceeds can be applied to any one of the following Options, subject to Section 16, Payment of Benefits:

FIRST OPTION: INCOME FOR A SPECIFIED NUMBER OF YEARS
The Company will make monthly payments which will include both principal and interest. Payments will start on the Option Date and will continue for the number of years chosen. The number of years chosen cannot be more than 30. Interest is at the rate of 3 1/2% per year compounded yearly. Additional interest paid by the Company for any year will be added to the monthly payments for that year.

Guaranteed monthly payments per $1,000 of proceeds applied to the First Option are shown below:

=================================================================
Number                 Number                  Number
of                     of                      of
Years                  Years                   Years
=================================================================

1          $84.65      11          $9.09       21           $5.56
2           43.05      12           8.46       22            5.39
3           29.19      13           7.94       23            5.24
4           22.27      14           7.49       24            5.09
5           18.12      15           7.10       25            4.96
6           15.35      16           6.76       26            4.84
7           13.38      17           6.47       27            4.73
8           11.90      18           6.20       28            4.63
9           10.75      19           5.97       29            4.53
10           9.83      20           5.75       30            4.45
==================================================================

SECOND OPTION: LIFE INCOME
The Company will make equal monthly payments. Payments will start on the Option Date and will continue:

 .    During the life of the Payee, with no further payment after the death of the Payee, called "Life Income, No Refund" ; or

 .    During the life of the Payee, but for at least 10 years, called "Life
     Income, 10 Years Certain" ; or

 .    During the life of the Payee, but for at least 20 years, called "Life
     Income, 20 Years Certain"


THIRD OPTION: LIFE INCOME WITH REFUND
The Company will make equal monthly payments. Payments will start on the Option Date and will continue during the life of the Payee. At the death of the Payee, if the total payments made are less than the total proceeds applied to the Option, then:

 .    The difference will be paid in one sum, called "Life Income, Cash Refund" ;
     or

 .    The equal monthly payments will continue until the total payments are equal to the total proceeds applied to the Option, called "Life Income, Instalment Refund" .

FOURTH OPTION: INTEREST
The Company will hold the proceeds at interest during the life of the Payee or for any other period agreed to by the Company. Interest on the proceeds:

 .    Will be paid each month to the Payee starting one month after the
     Option Date; or

 .    Will be added to the principal amount each year and will earn interest.

At the death of the Payee, or at the end of the period agreed to, the balance of principal and any accrued interest will be paid in one sum. The rate of interest will be set each year by the Company; but the rate will not be less than 3 1/2% per year.

FIFTH OPTION: SPECIFIED AMOUNT OF INCOME
The Company will make monthly payments which will include both principal and interest. Payments will be in the amount chosen. Payments can be quarterly or at any other frequency chosen, and payments can be for different amounts, all subject to the consent of the Company. Payments will start on the Option Date and will continue until the balance is fully paid out. At the death of the Payee any unpaid balance and accrued interest will be paid in one sum. The rate of interest will be set each year by the Company; but the rate will not be less than 3 1/2% per year. Interest will be added each year to the principal and will earn interest.

SIXTH OPTION: LIFE INCOME FOR TWO LIVES
The Company will make monthly payments. Payments will start on the Option Date and will continue:

 .    While either of two Payees is living, called "Joint and Survivor Life
     Income" ; or

 .    While either of two Payees is living, but for at least 10 years, called
     "Joint and Survivor Life Income, 10 Years Certain" ; or

 .    While two Payees are living, and after the death of one Payee, two-thirds of the monthly amount while the other Payee is living, called "Joint and 2/3 to Survivor Life Income".

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18. Life Income Tables

LIFE INCOME TABLES
Guaranteed monthly payments per $1,000 of amounts applied to the Life Income Options are shown below:


===============================================================
SECOND AND THIRD OPTIONS:  LIFE INCOME
===============================================================
Age                  10        20
of        No        Years     Years     Cash      Instalment
Payee     Refund    Certain   Certain   Refund    Refund
===============================================================
*15       $3.19     $3.19     $3.19     $3.18     $3.19
 16        3.21      3.20      3.20      3.19      3.20
 17        3.22      3.22      3.21      3.21      3.21
 18        3.23      3.23      3.23      3.22      3.22
 19        3.25      3.24      3.24      3.23      3.24

 20        3.26      3.26      3.25      3.25      3.25
 21        3.27      3.27      3.27      3.26      3.26
 22        3.29      3.29      3.28      3.28      3.28
 23        3.31      3.30      3.30      3.29      3.29
 24        3.32      3.32      3.31      3.31      3.31

 25        3.34      3.34      3.33      3.32      3.33
 26        3.36      3.36      3.35      3.34      3.35
 27        3.38      3.37      3.37      3.36      3.36
 28        3.40      3.39      3.39      3.38      3.38
 29        3.42      3.41      3.41      3.40      3.40

 30        3.44      3.44      3.43      3.42      3.42
 31        3.46      3.46      3.45      3.44      3.44
 32        3.49      3.48      3.47      3.46      3.47
 33        3.51      3.51      3.50      3.49      3.49
 34        3.54      3.53      3.52      3.51      3.52

 35        3.56      3.56      3.55      3.54      3.54
 36        3.59      3.59      3.58      3.56      3.57
 37        3.62      3.62      3.60      3.59      3.60
 38        3.66      3.65      3.63      3.62      3.63
 39        3.69      3.69      3.67      3.65      3.66

 40        3.73      3.72      3.70      3.68      3.69
 41        3.76      3.76      3.73      3.71      3.72
 42        3.80      3.79      3.77      3.75      3.76
 43        3.84      3.84      3.80      3.78      3.79
 44        3.89      3.88      3.84      3.82      3.83

 45        3.93      3.92      3.88      3.86      3.87
 46        3.98      3.97      3.92      3.90      3.91
 47        4.03      4.02      3.97      3.94      3.96
 48        4.08      4.07      4.01      3.99      4.00
 49        4.14      4.12      4.06      4.03      4.05

 50        4.20      4.18      4.11      4.08      4.10
 51        4.26      4.23      4.16      4.13      4.15
 52        4.32      4.30      4.21      4.19      4.21
 53        4.39      4.36      4.26      4.24      4.27
 54        4.46      4.43      4.32      4.30      4.33

 55        4.54      4.50      4.37      4.36      4.39
 56        4.62      4.58      4.43      4.43      4.46
 57        4.70      4.65      4.49      4.49      4.53
 58        4.79      4.74      4.56      4.57      4.60
 59        4.89      4.83      4.62      4.64      4.68

 60        4.99      4.92      4.68      4.72      4.76
 61        5.10      5.02      4.75      4.80      4.85
 62        5.22      5.12      4.82      4.89      4.94
 63        5.34      5.23      4.88      4.98      5.03
 64        5.47      5.35      4.95      5.07      5.13

 65        5.61      5.47      5.02      5.17      5.24
 66        5.76      5.60      5.08      5.28      5.35
 67        5.92      5.73      5.15      5.39      5.47
 68        6.10      5.87      5.21      5.51      5.59
 69        6.28      6.02      5.27      5.63      5.72

 70       $6.48     $6.17     $5.33     $5.76     $5.86
 71        6.70      6.33      5.38      5.89      6.00
 72        6.92      6.49      5.43      6.04      6.16
 73        7.17      6.66      5.48      6.19      6.32
 74        7.43      6.84      5.52      6.34      6.49

 75        7.71      7.02      5.56      6.52      6.67
 76        8.02      7.20      5.60      6.69      6.86
 77        8.34      7.38      5.63      6.87      7.06
 78        8.69      7.56      5.66      7.07      7.27
 79        9.07      7.75      5.68      7.27      7.50

 80        9.47      7.93      5.70      7.49      7.74
 81        9.90      8.11      5.71      7.73      7.99
 82       10.36      8.28      5.73      7.96      8.25
 83       10.86      8.45      5.73      8.21      8.53
 84       11.39      8.62      5.74      8.50      8.83

**85      11.96      8.77      5.75      8.78      9.14

* AND UNDER  **AND OVER

===============================================================
SIXTH OPTION: LIFE INCOME FOR TWO LIVES
===============================================================
Age Of One     Age Of Other Payee
Payee           55       60       65       70       70
===============================================================
                        JOINT AND SURVIVOR

 55            $4.04    $4.17    $4.28    $4.37    $4.43
 60             4.17     4.36     4.53     4.68     4.79
 65             4.28     4.53     4.79     5.02     5.22
 70             4.37     4.68     5.02     5.38     5.71
 75             4.43     4.79     5.22     5.71     6.22
 80             4.47     4.87     5.37     5.98     6.68
===============================================================
                JOINT AND SURVIVOR, 10 YEARS CERTAIN

 55            $3.96    $4.09   $4.20    $4.36     $4.43
 60             4.09     4.27    4.44     4.59      4.77
 65             4.20     4.44    4.69     4.91      5.09
 70             4.36     4.59    4.91     5.22      5.50
 75             4.42     4.77    5.09     5.50      5.88
 80             4.46     4.85    5.33     5.72      6.21

                      JOINT AND 2/3 T0 SURVIVOR

 55            $4.37    $4.56   $4.76    $4.99     $5.23
 60             4.56     4.78    5.02     5.30      5.59
 65             4.76     5.02    5.33     5.67      6.03
 70             4.99     5.30    5.67     6.10      6.57
 75             5.23     5.59    6.03     6.57      7.18
 80             5.48     5.89    6.41     7.06      7.84
==============================================================

PAYMENTS FOR OTHER AGES WILL BE QUOTED BY THE COMPANY ON REQUEST.


The rates shown above are based on an interest rate of 3 1/2% per year; and on mortality: using a 60/40 male/female weighting; based on the individual Annuitant Mortality Table for 1983; and with projection on Scale G to the year 2000 and then on Scale B modified to year 2010.

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AMENDMENTS AND ENDORSEMENTS (TO BE MADE ONLY BY THE COMPANY)

================================================================================












================================================================================


Please notify the Company of any change in your name or address. The Company will communicate with you at your address on record with the Company.

NEW ENGLAND VARIABLE LIFE
INSURANCE COMPANY
Administrative Office:
501 Boylston Street
Boston, Massachusetts 02117


MODIFIED SINGLE PREMIUM VARIABLE LIFE POLICY
 .    The death proceeds are payable at the death of the Insured if the
     Policy is in force.

 .    Additional Payments can be made. (See Section 8.)

 .    The Policy does not share in dividends.


================================================================================